FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-13

Free Writing Prospectus

Preliminary Collateral Term Sheet

$963,724,520

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-LC22

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Ladder Capital Finance LLC

Rialto Mortgage Finance, LLC

Wells Fargo Bank, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-LC22

September 1, 2015

WELLS FARGO SECURITIES

Lead Manager and

Sole Bookrunner

Deutsche Bank Securities Co-Manager	Morgan Stanley Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

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No. 1 – 40 Wall Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	BBB-/NR/AAA			Property Type:	Office
Original Principal Balance(1):	$100,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$99,611,550			Location:	New York, NY
% of Initial Pool Balance:	9.8%			Size:	1,165,207 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$136.78
Borrower Name:	40 Wall Street LLC			Year Built/Renovated:	1929/1995
Sponsor:	Donald J. Trump			Title Vesting:	Leasehold
Mortgage Rate:	3.665%			Property Manager:	Self-managed
Note Date:	July 2, 2015			3rd Most Recent Occupancy (As of)(3):	76.4% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of (3):	80.6% (12/31/2014)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of)(3):	93.0% (3/31/2015)
IO Period:	None			Current Occupancy (As of)(3):	95.0% (5/19/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$14,754,335 (12/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$10,685,306 (12/30/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(4):	$10,293,751 (TTM 3/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$43,165,470
				U/W Expenses:	$20,600,765
				U/W NOI(4):	$22,564,706
				U/W NCF:	$20,800,023
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.31x
				U/W NCF DSCR(1):	2.13x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	14.2%
Taxes	$1,515,525	$505,175	NAP	U/W NCF Debt Yield(1):	13.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$540,000,000
Replacement Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 1, 2015
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	29.5%
Ground Rent Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	21.1%

(1)	The 40 Wall Street Loan Combination, totaling $160,000,000, is comprised of four pari passu notes (Notes A-1 through A-3). The controlling Note A-1A and non-controlling Note A-2 have an aggregate original balance of $95,000,000, have an aggregate outstanding principal balance of $94,630,972 as of the Cut-off Date and will be contributed to the WFCM 2015-LC22 Trust. The non-controlling Note A-3 had an original principal balance of $60,000,000 and was contributed to the COMM 2015-CCRE24 Trust. The non-controlling Note A-1B had an original principal balance of $5,000,000 and will be contributed to a future trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 40 Wall Street Loan Combination.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.

(4)   See “Cash Flow Analysis” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

40 WALL STREET

The Mortgage Loan. The mortgage loan (the “40 Wall Street Loan Combination”) is evidenced by four pari passu promissory notes (Notes A-1 through A-3) secured by a first mortgage encumbering the leasehold interest in an office building located in New York, New York (the “40 Wall Street Property”). The 40 Wall Street Loan Combination was originated on July 2, 2015 by Ladder Capital Finance LLC I. The 40 Wall Street Loan Combination had an original principal balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $159,378,480 and accrues interest at an interest rate of 3.665% per annum. The 40 Wall Street Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The 40 Wall Street Loan Combination matures on July 6, 2025. See “Description of the Mortgage Pool—Loan Combinations—The 40 Wall Street Loan Combination”.

The controlling Note A-1A and non-controlling Note A-2, which will be contributed to the WFCM 2015-LC22 Trust, had an aggregate original principal balance of $95,000,000 and had an aggregate outstanding principal balance as of the Cut-off Date of $94,630,972. The non-controlling Note A-3, which had an original principal balance of $60,000,000, was contributed to the COMM 2015-CCRE24 Trust. The non-controlling Note A-2, which had an original principal balance of $5,000,000, will be contributed to a future trust. The non-controlling Notes A-1B, A-2 and A-3 are referred to herein as the “40 Wall Street Companion Loans”.

Following the lockout period, the borrower has the right to defease the 40 Wall Street Loan Combination in whole, but not in part, on any date before April 6, 2025. In addition, the 40 Wall Street Loan Combination is prepayable without penalty on or after April 6, 2025.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1A	$75,000,000	$74,708,662	WFCM 2015-LC22	Yes
Note A-1B	$5,000,000	$4,980,577	LCF	No
Note A-2	$20,000,000	$19,922,310	WFCM 2015-LC22	No
Note A-3	$60,000,000	$59,766,930	COMM 2015-CCRE24	No
Total	$160,000,000	$159,378,480

Sources and Uses

Sources			Uses
Original loan combination amount	$160,000,000	94.8%	Loan payoff	$160,331,517	95.0%
Sponsor’s new cash contribution	8,698,883	5.2	Closing costs	6,851,841	4.1
			Reserves	1,515,525	0.9
Total Sources	$168,698,883	100.0%	Total Uses	$168,698,883	100.0%

The Property. The 40 Wall Street Property is a 63-story Class A, multi-tenant, office building that was constructed in 1929 and most recently renovated in 1995 with ongoing capital invested. The 40 Wall Street Property is located on Wall Street between Nassau Street and Williams Street. The 40 Wall Street Property totals 1,165,207 square feet and is comprised of 1,118,416 square feet of office space, 240 square feet of storage space and 46,551 square feet of retail space. Office floor plates at the 40 Wall Street Property range from 3,591 square feet to 38,828 square feet and offer views of Wall Street, downtown Manhattan and New York Harbor. The 40 Wall Street Property has approximately 150 feet of frontage along Wall Street and 203 feet of frontage along Pine Street. Additionally, the 40 Wall Street Property is located within five blocks of the 2, 3, 4, 5, M, J, Z and R trains. The three largest tenants at the 40 Wall Street Property occupy a total of 21.2% of the net rentable area and account for 19.8% of U/W Base Rent. No other tenant at the 40 Wall Street Property occupies more than 6.0% of net rentable area or accounts for more than 5.5% of U/W Base Rent.

Approximately 8.9% of the net rentable area is occupied by four tenants rated at least Baa2 by Moody’s or BBB by S&P (“Investment Grade Tenants”), including Duane Reade, Telstra Inc., Euroclear Bank SA, and UBS Financial Services. Investment Grade Tenants have a weighted average remaining lease term of 11.5 years and all tenants (excluding month to month tenants) have a remaining lease term of approximately 12.7 years. As of May 19, 2015, the 40 Wall Street Property was 95.0% leased and the office space (91.5% of U/W Base Rent) was approximately 95.0% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

40 WALL STREET

The following table presents certain information relating to the tenancy at the 40 Wall Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Green Ivy	NR/NR/NR	86,350	7.4%	$30.00	$2,590,320	6.5%	11/30/2061
Countrywide Insurance Company	NR/NR/NR	82,302	7.1%	$25.00	$2,057,550	5.2%	8/31/2021(3)
Duane Reade(4)	NR/Baa2/BBB	77,810(4)	6.7%	$40.93(5)	$3,184,403(5)	8.0%	Various(4)(6)
Haks Engineering & Land Surveyors	NR/NR/NR	69,916	6.0%	$30.80	$2,153,747	5.4%	3/31/2029(7)
Weidlinger Associates Inc	NR/NR/NR	61,082	5.2%	$27.00	$1,649,214	4.2%	1/31/2033(8)
Total Major Tenants		377,460	32.4%	$30.82	$11,635,234	29.4%

Non-Major Tenants		729,751	62.6%	$38.27	$27,924,721	70.6%

Occupied Collateral Total		1,107,211	95.0%	$35.73	$39,559,955	100.0%

Vacant Space		57,996	5.0%

Collateral Total		1,165,207	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2016 totaling $2,914,486.
(3)	Countrywide Insurance Company has two, five-year renewal options.
(4)	Duane Reade occupies 54,500 square feet of office space on the 21st and 22nd floors under a lease that commenced on October 1, 2012 and expires March 31, 2028 with a current underwritten rent of $29.78 per square foot. Duane Reade also occupies 23,310 square feet of retail space under a lease that commenced on July 6, 2011 and expires January 31, 2032 with a current underwritten rent of $67.00 per square foot.
(5)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for Duane Reade represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $36.43 per square foot or $2,834,250.
(6)	Duane Reade has the right to terminate the lease for its 54,500 square feet of office space effective March 31, 2018 with payment of a termination fee of $2,932,476 ($53.81 per square foot) and effective March 31, 2023 with payment of a termination fee of $535,917 ($9.83 per square foot).
(7)	Haks Engineering & Land Surveyors (“Haks”) has one, five-year renewal option. Additionally, Haks has a termination right effective March 1, 2024 with 12 months’ notice and payment of a termination fee of $2,110,746 ($30.19 per square foot).
(8)	Weidlinger Associates Inc (“Weidlinger”) has one, five-year renewal option. Additionally, Weidlinger has a termination right effective January 31, 2028 for one or both floors of its premises with 12 months’ notice and payment of the unamortized portion of landlord’s expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

40 WALL STREET

The following table presents certain information relating to the lease rollover schedule at the 40 Wall Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,900	0.2%	1900	0.2%	$48,000	$25.26
2015	0	0	0.0%	1,900	0.2%	$0	$0.00
2016	3	31,152	2.7%	33,052	2.8%	$982,462	$31.54
2017	8	77,838	6.7%	110,890	9.5%	$3,054,550	$39.24
2018	4	26,049	2.2%	136,939	11.8%	$1,260,876	$48.40
2019	1	5,433	0.5%	142,372	12.2%	$222,318	$40.92
2020	10	62,499	5.4%	204,871	17.6%	$2,403,241	$38.45
2021	5	107,752	9.2%	312,623	26.8%	$3,002,784	$27.87
2022	13	150653	12.9%	463,276	39.8%	$5,013,978	$33.28
2023	4	36,184	3.1%	499,460	42.9%	$1,535,963	$42.45
2024	2	8,786	0.8%	508,246	43.6%	$354,653	$40.37
2025	6	37,297	3.2%	545,543	46.8%	$1,472,991	$39.49
Thereafter	23	561,668	48.2%	1,107,211	95.0%	$20,208,136	$35.98
Vacant	0	57,996	5.0%	1,165,207	100.0%	$0	$0.00
Total/Weighted Average	80	1,165,207	100.0%			$39,559,955	$35.73

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 40 Wall Street Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)(3)	5/19/2015(2)(3)(4)

58.9%	76.4%	80.6%	95.0%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy from 2012 to 2013 Occupancy is due to 218,282 square feet from 10 new leases. The increase in occupancy from 2014 to Most Recent Occupancy is due to 145,740 square feet from 15 new leases, which will commence in 2015.
(3)	Information obtained from the underwritten rent roll.
(4)	Dean & DeLuca has signed a lease for 18,500 square feet space which is currently master leased by The Trump Corporation at the same rent until the landlord’s work is completed and Dean & DeLuca or another tenant reasonably acceptable to lender on similar economic terms as agreed with Dean & DeLuca commences payment of full, unabated rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

40 WALL STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 40 Wall Street Property:

Cash Flow Analysis

	2012	2013(1)	2014(1)	TTM 3/31/2015(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$22,916,462	$28,462,549	$26,125,497	$26,040,716	$39,559,955(3)	91.6%	$33.95
Grossed Up Vacant Space	0	0	0	0	2,789,925	6.5	2.39
Total Reimbursables	2,709,593	1,712,481	644,801	352,596	436,932(4)	1.0	0.37
Other Income	2,376,014	2,804,827	2,833,531	2,764,084	3,168,584(4)	7.3	2.72
Less Vacancy & Credit Loss	0	0	0	0	(2,789,925)(5)	(6.5)	(2.39)
Effective Gross Income	$28,002,069	$32,979,857	$29,603,829	$29,157,396	$43,165,470	100.0%	$37.05

Total Operating Expenses	$19,117,824	$18,225,522	$18,918,523	$18,863,645	$20,600,765(4)	47.7%	$17.68

Net Operating Income	$8,884,245	$14,754,335	$10,685,306	$10,293,751	$22,564,706	52.3%	$19.37

TI/LC	0	0	0	0	1,473,381	3.4	1.26
Capital Expenditures	0	0	0	0	291,302	0.7	0.25
Net Cash Flow	$8,884,245	$14,754,335	$10,685,306	$10,293,751	$20,800,023	48.2%	$17.85

NOI DSCR	0.91x	1.51x	1.09x	1.05x	2.31x
NCF DSCR	0.91x	1.51x	1.09x	1.05x	2.13x
NOI DY	5.6%	9.3%	6.7%	6.5%	14.2%
NCF DY	5.6%	9.3%	6.7%	6.5%	13.1%

(1)	Base Rent from 2013 to 2014 declined due to free rent associated with 10 new leases totaling 218,282 square feet.
(2)	The increase in U/W Net Operating Income over TTM 3/31/2015 Net Operating Income is due in part to approximately $350,153 in straight line rents for investment grade tenants, $2,914,486 in underwritten contractual rent steps through July 2016, newly signed leases contributing approximately $3.5 million in U/W Base Rent, the expiration of approximately $6.5 million in free rent, and $1.0 million in adjustment for downtown revitalization tax credits.
(3)	U/W Base Rent includes $2,914,486 of contractual rent increases through July 1, 2016 and $350,153 in straight line rent averaging for investment-grade rated tenants.
(4)	The increase in Total Reimbursables, Other Income and Total Operating Expenses from TTM 3/31/2015 to U/W is primarily due to the recent leasing activity noted in footnote (1) above.

(5)     The underwritten economic vacancy is 6.5%. The 40 Wall Street Property was 95.0% leased as of May 19, 2015.

Appraisal. As of the appraisal valuation date of June 1, 2015, the 40 Wall Street Property had an “as-is” appraised value of $540,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 3, 2015 there was no evidence of any recognized environmental conditions at the 40 Wall Street Property.

Market Overview and Competition. The 40 Wall Street Property is located in the Downtown New York market within the Financial East office submarket. As of the first quarter of 2015, Downtown Class A office inventory was comprised of approximately 52.8 million square feet of office space with a vacancy rate of 12.9% and Downtown Class B office inventory was comprised of 26.8 million square feet of office space with a vacancy rate of 6.5%. Specifically, Class A office inventory within the Financial East office submarket was comprised of approximately 23.4 million square feet of office space with a vacancy rate of 11.8% and Class B office inventory within the Financial East submarket was comprised of 10.9 million square feet of office space with a vacancy rate of 6.5%. As of first quarter 2015, Class A and Class B Financial East office submarket rental rates were $55.88 per square foot gross and $43.27 per square foot gross, respectively. The appraiser analyzed a set of six directly competitive properties within the immediate competitive area of the 40 Wall Street Property and concluded an office market rental range of $40.00 to $57.50 per square foot gross (with expenses reimbursed by tenants over a base-year stop). Underwritten weighted average office rents at the 40 Wall Street Property are currently $35.73 per square foot gross, below the appraisal’s concluded office market rent for the 40 Wall Street Property of $47.41 per square foot gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

40 WALL STREET

The following table presents certain information relating to comparable properties to the 40 Wall Street Property:

Competitive Set(1)

	40 Wall Street (Subject)	14 Wall Street	111 Broadway	120 Broadway	123 William Street	100 Church Street	233 Broadway
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.1 miles	0.1 miles	0.1 miles	0.2 miles	0.5 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1929/1995	1912/NAV	1905/1989	1915/NAV	1957/NAV	1958/2014	1913/2002
Stories	63	37	21	41	27	21	57
Office GLA	1,165,207 SF	1,049,292 SF	460,000 SF	1,855,542 SF	550,000 SF	1,079,644 SF	935,633 SF
Total Occupancy	95.0%	88.7%	89.6%	94.3%	96.4%	99.5%	97.3%

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is 40 Wall Street LLC, a single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 40 Wall Street Loan Combination. Donald J. Trump is the guarantor of certain nonrecourse carveouts under the 40 Wall Street Loan Combination.

The Sponsor. The sponsor of the 40 Wall Street Loan Combination is Donald J. Trump. Through the various ownership entities in the borrower, Mr. Trump owns a 100% indirect interest in the borrower. Mr. Trump has over 40 years’ experience in the real estate industry. Mr. Trump’s developments include Trump Tower, located along Fifth Avenue, 40 Wall Street, Trump World Tower (located across from the United Nations in Manhattan), the Trump International Hotel & Tower on Central Park West in Manhattan, the 92-story Trump International Hotel & Tower in Chicago, and Trump Park Avenue (located at 59th Street and Park Avenue in Manhattan). Mr. Trump has also been involved in golf course developments, and he owns interest in the 1290 Avenue of the Americas office building in Manhattan and 555 California Street (formerly known as the Bank of America Tower) in San Francisco.

Escrows. The loan documents provide for upfront reserves in the amount of $1,515,525 for real estate taxes, $1,430,115 for outstanding tenant improvements and leasing commissions, $137,500 for ground rent, and $8,000 for required repairs. The loan documents require monthly deposit reserves of $505,175 for real estate taxes, $74,826 for insurance premiums, $24,275 for replacement reserves, $122,066 for tenant improvements and leasing commissions, and $137,500 for ground rent.

In lieu of upfront and monthly deposits into the insurance, replacement, tenant improvements and leasing commissions, and ground rent reserve accounts, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination payments, ground lease payments, and insurance premiums, none of which are subject to the cap). Additionally, such guaranty covers approximately $6,950,875 in free rent.

Lockbox and Cash Management. The 40 Wall Street Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be swept daily into the lockbox account. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement and cash management agreement. Upon a Sweep Event Period (as defined below), excess cash flow will be collected by the lender.

A “Sweep Event Period” will commence upon any of the following: (i) an event of default under the loan or management agreement or (ii) the amortizing debt service coverage ratio falling below 1.35x at the end of any calendar quarter. A Sweep Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.40x for two consecutive calendar quarters.

Property Management. The 40 Wall Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the 40 Wall Street Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee is a qualified transferee as described in the loan documents reasonably acceptable to the lender based upon, among other things, the lender reasonably determining that the proposed transferee and guarantor satisfy the lender’s credit review and proposed transferee and guarantor have an aggregate net worth and liquidity reasonably acceptable to the lender; (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates and similar confirmations from each rating agency rating any securities backed by any 40 Wall Street Companion Loans with respect to the ratings of such securities, and (iv) transferee experience.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

40 WALL STREET

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The 40 Wall Street Property is subject to a ground lease with 40 Wall Street Holdings Corp. and New Scandic Wall Limited Partnership. The 40 Wall Street Property ground lease, dated November 30, 1995, expires on April 30, 2059 and has two consecutive renewal options. The first renewal option has a 67.5 year term expiring October 31, 2126. The second renewal option has an 80 year and two month term expiring December 31, 2206. The current annual ground rent payment for the 40 Wall Street Property ground lease is $1,650,000 through December 31, 2017. Effective January 1, 2018 the annual ground rent payment for the 40 Wall Street Property ground lease will be $1,815,000 through December 31, 2019. Effective January 1, 2020 the annual ground rent payment for the 40 Wall Street Property ground lease will be $2,315,000 through December 31, 2022. Effective January 1, 2023 the annual ground rent payment for the 40 Wall Street Property ground lease will be $2,546,500 through December 31, 2027. Effective January 1, 2028 the annual ground rent payment for the 40 Wall Street Property ground lease will be $2,801,150 through December 31, 2032. On January 1, 2033 the ground rent will reset to the greater of (a) 6.0% of the value of the land (considered as vacant and unimproved, but with the right to construct a 900,000 square feet building for (i) office purposes and (ii) retail (A) where legally permissible on the ground floor and (B) elsewhere in the 40 Wall Street Property where it existed at any time during the 5 year period prior to the applicable date of valuation, and otherwise free and clear of all liens and encumbrances) or (b) 85.0% of the net rent payable in the immediately preceding 12-month period. The average annual ground lease rent payable over the loan term is $2,114,096. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 40 Wall Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

No. 2 - The Meadows

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$92,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$92,000,000			Location:	Rutherford, NJ
% of Initial Pool Balance:	9.5%			Size:	603,680 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$152.40
Borrower Name:	Meadows Landmark LLC			Year Built/Renovated(3):	1981/2014
Sponsor:	Yisroel Gluck			Title Vesting:	Fee
Mortgage Rate:	4.582%			Property Manager:	Self-managed
Note Date:	August 14, 2015			3rd Most Recent Occupancy (As of):	80.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	70.0% (12/31/2013)
Maturity Date:	September 6, 2025			Most Recent Occupancy (As of)(4):	84.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(4):	91.2% (8/14/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,327,984 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,028,541 (12/31/2014)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(5):	$4,710,072 (TTM 6/30/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$16,311,018
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$6,935,220
				U/W NOI(5):	$9,375,797
Escrows and Reserves(2):				U/W NCF:	$8,624,027
				U/W NOI DSCR(1):	1.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.53x
Taxes	$527,929	$175,976	NAP	U/W NOI Debt Yield(1):	10.2%
Insurance	$37,255	$12,418	NAP	U/W NCF Debt Yield(1):	9.4%
Replacement Reserves	$0	$12,577	NAP	As-Is Appraised Value:	$128,000,000
TI/LC Reserve	$3,327,131	$50,291	NAP	As-Is Appraisal Valuation Date:	July 27, 2015
Free Rent Reserve	$2,656,030	$0	NAP	Cut-off Date LTV Ratio(1):	71.9%
Deferred Maintenance	$411,813	$0	NAP	LTV Ratio at Maturity or ARD(1):	65.9%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in The Meadows Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $12,000,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance Per SF numbers shown in the chart above are based solely on The Meadows Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 81.3%, the combined underwritten NCF DSCR is 1.24x, and the combined underwritten NCF Debt Yield is 8.3%.
(2)	See “Escrows” section.
(3)	Originally constructed in two phases between 1981 and 1984.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “The Meadows Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two Class A office buildings in Rutherford, New Jersey (the “The Meadows Property”). The Meadows Mortgage Loan was originated on August 14, 2015 by Ladder Capital Finance LLC. The Meadows Mortgage Loan had an original principal balance of $92,000,000, has an outstanding principal balance as of the Cut-off Date of $92,000,000 and accrues interest at an interest rate of 4.582% per annum. The Meadows Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Meadows Mortgage Loan matures on September 6, 2025.

Following the lockout period, the borrowers have the right to defease The Meadows Mortgage Loan in whole, but not in part, on any due date before July 6, 2025. In addition, The Meadows Mortgage Loan is prepayable without penalty on or after July 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

THE MEADOWS

Sources and Uses

Sources			Uses
Original loan amount	$92,000,000	68.2%	Purchase price(1)	$125,200,000	92.9%
Mezzanine loan	12,000,000	8.9	Reserves	6,960,157	5.2
Sponsor’s new cash contribution	27,202,010	20.2	Closing costs	2,668,983	2.0
Seller Credits(1)	3,627,130	2.7
Total Sources	$134,829,140	100.0%	Total Uses	$134,829,140	100.0%

(1)	The seller provided credits of approximately $3.6 million for outstanding free rent, tenant improvements and leasing obligations.

The Property. The Meadows Property is a Class A office property comprised of two adjacent buildings totaling 603,680 square feet, located on a 8.9 acre parcel at 201 & 301 Route 17 North in Rutherford, New Jersey. The Meadows Property is located in the Borough of Rutherford, immediately east of Route 17, north of Route 3 and two miles northwest of the Route 3/I-95 interchange. The Meadows Property features typical floor plates of approximately 25,000 to 26,500 square feet, and each building is served by four elevators. Amenities offered at The Meadows Property include a cafeteria, conference center, fitness center with locker rooms, full time security patrols and an onsite daycare center. The Meadows Property was originally built in two phases between 1981 and 1984. In 2014, the seller spent approximately $4.5 million to renovate the Meadows Property. This included parking lot improvements, landscape improvements, garage repairs, common area improvements, elevator upgrades and roof replacement. As of August 14, 2015, The Meadows Property was 91.2% leased.

The following table presents certain information relating to the tenancy at The Meadows Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Malo Consulting NJ, LLC(3)	NR/NR/NR	85,668	14.2%	$30.24	$2,590,630	16.8%	5/31/2024
Shiseido Americas Corp(4)	NR/A2/A-	53,040	8.8%	$29.32(5)	$1,555,108	10.1%	12/31/2026(6)
Sony Music Entertainment(7)	BB-/Ba1/BBB-	53,040	8.8%	$27.37(8)	$1,451,669	9.4%	9/30/2025(9)
SGS North America, INC.	NR/A3/NR	36,920	6.1%	$25.47	$940,352	6.1%	3/31/2025
Berkley Insurance Company	A/A2/A+	18,769	3.1%	$24.99	$469,012	3.0%	3/31/2025
Total Major Tenants		247,437	41.0%	$28.32	$7,006,772	45.5%

Non-Major Tenants		303,294	50.2%	$27.67	$8,392,044	54.5%

Occupied Collateral Total		550,731	91.2%	$27.96	$15,398,817	100.0%

Vacant Space		52,949	8.8%

Collateral Total		603,680	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2, 2016 totaling $165,794.
(3)	Malo Consulting NJ, LLC has a rent credit of $6,247 from July 1, 2020 to May 31, 2024. A reserve has been taken for this rent abatement.
(4)	Shiseido Americas Corp (“Shiseido”) has a free rent period that runs from September 30, 2015 through May 31, 2016 with respect to expansion space. A reserve has been taken for this rent abatement.
(5)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $26.43 per square foot or $1,401,582.
(6)	Shiseido has the right to terminate upon 12 months’ notice on December 31, 2021. Under the terms of the lease, Shiseido must pay a termination fee in the amount of $2,304,206 multiplied by a fraction - the numerator which is the rentable square feet of space on the Shiseido leased premises that is being terminated, and the denominator of which is 53,040 square feet.
(7)	Sony Music Entertainment (“Sony”) has two free rent periods. The first runs through September 30, 2015. The second runs through February 29, 2016. A reserve has been taken for both rent abatements.
(8)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for Sony represents the tenant’s average rent over the lease term. The tenant’s current in-place rent is $24.75 per square foot or $1,312,740.
(9)	Sony has the right to terminate 13,840 square feet on February 28, 2021 with 12 months’ notice and payment of a termination fee of $775,007. In additional, Sony has the right to terminate 39,200 square feet on September 30, 2022 with 12 months’ notice and a payment of a termination fee of $1,096,013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

THE MEADOWS

The following table presents certain information relating to the lease rollover schedule at The Meadows Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	8	23	0.0%	23	0.0%	$2,500	$108.70
2015	5	17,212	2.9%	17,235	2.9%	$527,428	$30.64
2016	6	28,930	4.8%	46,165	7.6%	$698,076	$24.13
2017	7	14,454	2.4%	60,619	10.0%	$450,612	$31.18
2018	8	45,126	7.5%	105,745	17.5%	$1,324,554	$29.35
2019	16	60,462	10.0%	166,207	27.5%	$1,557,553	$25.76
2020	9	44,887	7.4%	211,094	35.0%	$1,216,127	$27.09
2021	4	10,386	1.7%	221,480	36.7%	$368,232	$35.45
2022	0	0	0.0%	221,480	36.7%	$0	$0.00
2023	2	28,089	4.7%	249,569	41.3%	$783,104	$27.88
2024	11	100,675	16.7%	350,244	58.0%	$2,990,716	$29.71
2025	9	132,245	21.9%	482,489	79.9%	$3,498,098	$26.45
Thereafter	5	68,242	11.3%	550,731	91.2%	$1,981,817	$29.04
Vacant	0	52,949	8.8%	603,680	100.0%	$0	$0.00
Total/Weighted Average	90	603,680	100.0%			$15,398,817	$27.96

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Meadows Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/14/2015(2)(3)
80.0%	70.0%	84.0%	91.2%
(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.
(3) The increase in occupancy from 12/31/2014 to 8/14/2015 is due to the signing of 11 new leases totaling 78,024 square feet.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Meadows Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,326,517	$10,194,777	$9,851,366	$15,233,023(2)	93.4%	$25.23
Rent Steps	0	0	0	165,794	1.0	0.27
Grossed Up Vacant Space	0	0	0	1,469,335	9.0	2.43
Total Reimbursables	1,003,549	1,005,537	1,368,773(3)	1,006,609(3)	6.2	1.67
Other Income	214,078	411,512	223,733(3)	223,733(3)	1.4	0.37
Less Vacancy & Credit Loss	0	0	0	(1,787,476)(4)	(11.0)	(2.96)
Effective Gross Income	$10,544,144	$11,611,826	$11,443,872	$16,311,018	100.0	$27.02

Total Operating Expenses	$6,216,160	$6,583,285	$6,733,800	$6,935,220	42.5%	$11.49

Net Operating Income	$4,327,984	$5,028,541	$4,710,072	$9,375,797	57.5%	$15.53
TI/LC	0	0	0	600,850	3.7	$1.00
Capital Expenditures	0	0	0	150,920	0.9	$0.25
Net Cash Flow	$4,327,984	$5,028,541	$4,710,072	$8,624,027	52.9%	$14.29

NOI DSCR	0.77x	0.89x	0.83x	1.66x
NCF DSCR	0.77x	0.89x	0.83x	1.53x
NOI DY	4.7%	5.5%	5.1%	10.2%
NCF DY	4.7%	5.5%	5.1%	9.4%

(1)	The increase in Net Operating Income from TTM 6/30/2015 to U/W is due to: (i) $1.25 million in annual rent under new leases signed since June 30, 2015; (ii) $500,000 in partial year adjustments for leases signed between January and June 2015; (iii) the expiration of approximately $3.2 million in free rent; and (iv) increases due to footnote 2 below.
(2)	U/W Base Rent includes $165,794 of contractual rent step increases through June 2, 2016 and $292,456 in straight line average rent increases for investment-grade rated tenants through the lease expiration date.
(3)	The increase in Total Reimbursables from TTM 3/31/2015 to U/W is primarily due to the recent leasing activity noted in footnote (1) above.
(4)	The underwritten economic vacancy is 10.0%. The Meadows Property was 91.2% physically leased as of August 14, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

THE MEADOWS

Appraisal. As of the appraisal valuation date of July 27, 2015, The Meadows Property had an “as-is” appraised value of $128,000,000.

Environmental Matters. According to a Phase I environmental assessment dated August 4, 2015, there was no evidence of any recognized environmental conditions at The Meadows Property.

Market Overview and Competition. The Meadows Property is located in Rutherford, Bergen County, New Jersey in the Meadowlands office submarket approximately 8.0 miles from the Lincoln Tunnel. According to the appraisal, Bergen County, which is part of Bergen-Hudson-Passaic metropolitan statistical area, had a 2015 population of 934,529 and an unemployment rate of 5.3% as of March 2015. The unemployment rate of Bergen County is 150 basis points lower than that of the State of New Jersey and 10 basis points lower than that of the nation. The median household income within a one-mile radius of the The Meadows Property is $79,901 while the estimated average household income within the same radius is $98,730.

According to the appraisal, as of the first quarter of 2015, the Meadowlands office submarket reported an inventory of 5.4 million square feet of office space with a vacancy of 22.5% and an average rental rate of $25.09 per square foot gross. This compares to a Northern New Jersey office submarket inventory of 97.6 million square feet of office space with a vacancy of 23.6% and an average rental rate of $25.31 per square foot gross. Overall, The Meadows Property’s competitive set consists of over 1.5 million square feet of Class A office properties that report a weighted average occupancy of 91.9%, with the majority of the competitive set reporting occupancy levels in excess of 95%. The appraiser analyzed a set of five directly competitive properties within the immediate competitive area of The Meadows Property and concluded an office market rental range of $23.00 to $35.00 per square foot gross. Underwritten weighted average office rents for The Meadows Property is currently $27.96 per square foot gross, which is slightly above the appraisers concluded office market rent for The Meadows Property of $27.75 per square foot gross.

The following table presents certain information relating to comparable office properties for The Meadows Property:

Competitive Set(1)

	The Meadows (Subject)	Metropolitan Center	Park 80 West Plaza I	Park 80 West Plaza II	Glenpointe Centre East	Glenpointe Centre West
Location	Rutherford, NJ	East Rutherford, NJ	Saddle Brook, NJ	Saddle Brook, NJ	Teaneck, NJ	Teaneck, NJ
Distance from Subject	--	3.1 miles	8.6 miles	8.6 miles	8.9 miles	9.0 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1981/2014	1986/NAV	1972/NAV	1980/NAV	1983/NAV	1984/NAV
Number of Stories	12	15	6	10	7	7
Total NRA	603,680 SF	465,000 SF	243,630 SF	264,000SF	240,000 SF	330,000 SF
Total Occupancy	91.2%	100.0%	57.0%	97.0%	97.0%	99.0%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Meadows Landmark LLC a single purpose entity with two independent directors. Legal counsel delivered a non-consolidation opinion in connection with the origination of The Meadows Mortgage Loan. Yisroel Gluck is the guarantor of certain nonrecourse carveouts under The Meadows Mortgage Loan.

The Sponsor. The sponsor is Yisroel Gluck. Yisroel Gluck is the Founder and President of American Landmark Properties, Ltd. (“ALP”). Mr. Gluck graduated from Chicago’s Roosevelt University in 1972, and has over thirty years of experience specializing in acquisition, development, rehabilitation and financing of real estate. As a real estate entrepreneur, Mr. Gluck has concentrated primarily on the conception and implementation of rehabilitation and renovation programs for office/industrial properties. The most notable of ALP’s holdings is the 108-story Willis Tower in downtown Chicago, which was sold to Blackstone for $1.3 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $527,929 for real estate taxes, $37,255 for insurance, $3,327,131 for unfunded tenant improvement and leasing commissions obligations as of origination, $2,656,030 for certain rent abatements and $411,813 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $175,976 for taxes, $12,418 for insurance, $12,577 for replacement reserves, and $50,291 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Meadows Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that in the event the borrower or property manager receive any rents, such rents must, within one business day, be deposited into the lockbox account. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. During a Cash Sweep Event Period (as defined below), excess cash flow will be collected by the lender and held as additional security for The Meadows Mortgage Loan.

A “Cash Sweep Event Period” will commence upon any of the following: (i) an event of default under the loan agreement; (ii) an event of default under the property management agreement; (iii) a Cash Sweep Significant Tenant Trigger Event (as defined below) or (iv) the debt service coverage ratio (including the aggregate amount of scheduled interest (and, if applicable, principal) payable under The Meadows Mezzanine Loan (as defined below)) falls below 1.10x as of any date of determination by the lender. A Cash Sweep Event Period will be cured: with regard to clause (i) or (ii), upon the cure of such event of default; with regard to clause (iii),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

THE MEADOWS

upon a Cash Sweep Significant Tenant Trigger Event Cure (as defined below); and with regard to clause (iv), upon the combined debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

A “Cash Sweep Significant Tenant Trigger Event” occurs upon the date (i) on which any Significant Tenant (defined as Malo Consulting, Sony, Shiseido or a tenant which covers more than 10% of the net rentable square footage or constitutes more than 10% of the total annual rents) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark” or (b) gives the borrower or the property manager notice of intent to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, (ii) on which any Significant Tenant (or such Significant Tenant’s parent company) becomes insolvent or a debtor in any bankruptcy action or (iii) that is twelve (12) months prior to the expiration date of the lease for any Significant Tenant.

A “Cash Sweep Significant Tenant Trigger Event Cure” will occur on: with regard to (i)(a) above, the date on which (a)(1) the applicable Significant Tenant has (A) reopened for business and (B) paid full, unabated rent under its lease, for one quarter, and (2) the borrower has delivered to the lender an estoppel certificate from the Significant Tenant certifying the lease is in full force and effect, or (b) a Re-tenanting Event (as defined below) has occurred; with regard to (i)(b) above, the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two consecutive quarters following such revocation or rescission in each case, and (b) the borrower has delivered to the lender an estoppel certificate from the Significant Tenant certifying the lease is in full force and effect; with regard to (ii) above, the date on which the applicable Significant Tenant or Significant Tenant’s parent company becomes solvent to the lender’s satisfaction for two consecutive quarters or is no longer a debtor in any bankruptcy, as applicable, and affirms the lease; and with regard to (iii) above, the date on which (a)(1) the applicable Significant Tenant has irrevocably elected in writing to renew or extended its lease pursuant to its terms as to all of its demised premises and (2) the borrower has delivered to the lender either an estoppel certificate from the Significant Tenant or other evidence sufficient to the lender’s satisfaction, in either event, confirming that (A) all of the obligations of the borrower, as landlord under such renewed or extended lease, have been completed and paid for, (B) any improvements described in such lease renewal or extension have been constructed in accordance therewith and have been accepted by such tenant, and (C) such tenant is not then entitled to any concession or rebate of rent or other charges from time to time due and payable under such lease, or (b) a Re-tenanting Event has occurred.

A “Re-tenanting Event” is defined as delivery to the lender of evidence that the borrower has entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender for the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance satisfactory to the lender and otherwise in accordance with the terms of the loan agreement, and that (i) each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) the rents payable under any such replacement lease are no less than the rents under the lease being replaced and (iii) all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed lease and an estoppel certificate from each such tenant.

Property Management. The Meadows Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Meadows Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a non-recourse carveout guaranty and an environmental indemnity by an affiliate of the transferee; (iii) transferee assuming all of the obligations of the borrower under the Mortgage Loan and (iv) rating agency confirmation from Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Meadows Mezzanine Finance, LLC (the “The Meadows Mezzanine Lender”) has made a $12,000,000 mezzanine loan (the “The Meadows Mezzanine Loan”) to Meadows Mezz LLC, a Delaware limited liability company that is the sole member of the borrower under The Meadows Mortgage Loan. The Meadows Mezzanine Loan accrues interest at an interest rate of 10.750% per annum and requires payments of interest only. The Meadows Mezzanine Loan matures on September 6, 2025. The rights of The Meadows Mezzanine Lender are further described under “Description of the Mortgage Pool–Subordinate and/or Other Financing–Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of The Meadows Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

No. 3 – Somerset Park Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$70,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance(1):	$70,000,000			Location:	Troy, MI
% of Initial Pool Balance:	7.3%			Size:	2,226 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(1):	$80,863
Borrower Names(2):	Various			Year Built/Renovated:	1964/2015
Sponsors:	Marc S. Solomon; Mark S. Rosen			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	June 30, 2015			3rd Most Recent Occupancy (As of):	88.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.2% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	89.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	93.2% (8/11/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$13,621,953 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$14,090,070 (12/31/2014)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of):	$14,747,617 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$24,789,739
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Expenses:	$9,759,082
				U/W NOI:	$15,030,657
				U/W NCF:	$14,719,017
				U/W NOI DSCR(1):	1.81x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.77x
				U/W NOI Debt Yield(1):	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.2%
Taxes	$672,715	$106,780	NAP	As-Stabilized Appraised Value(4):	$249,750,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(4):	May 20, 2016
Replacement Reserves	$26,500,000	$46,375	NAP	Cut-off Date LTV Ratio(1)(4):	72.1%
Environmental Reserve	$1,875	$0	NAP	LTV Ratio at Maturity or ARD(1)(4):	72.1%

(1)	The Somerset Park Apartments Loan Combination, totaling $180,000,000, is comprised of six pari passu notes (Notes A-1-1, A-1-2, A-1-3, A-2-1, A-2-2 and A-2-3). The non-controlling Notes A-1-2 and A-2-2 had a combined original principal balance of $70,000,000, have a combined outstanding principal balance as of the Cut-Off Date of $70,000,000 and will be contributed to the WFCM 2015-LC22 Trust. The controlling Notes A-1-1 and A-2-1 have a combined original principal balance of $73,500,000 and were contributed to the WFCM 2015-C30 Trust. The remaining non-controlling Notes A-1-3 and A-2-3 had a combined original principal balance of $36,500,000, are currently held by Rialto Mortgage Finance, LLC and are expected to be contributed to a future trust or trusts. All statistical financial information related to the balances per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Somerset Park Apartments Loan Combination.
(2)	See “The Borrowers” section.
(3)	See “Escrows” section.
(4)	The “As-Stabilized” Appraised Value assumes the completion of $14.6 million of capital improvements as of May 20, 2016. An upfront replacement reserve of $26.5 million is in place. The appraiser concluded to an “as-is” appraised value of $227,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” value are both 79.1%.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Somerset Park Apartments Loan Combination”) that is evidenced by six pari passu promissory notes (the A-1-1, A-1-2, A-1-3, A-2-1, A-2-2 and A-2-3 notes) secured by a first mortgage encumbering a garden-style multifamily property located in Troy, Michigan (the “Somerset Park Apartments Property”). The Somerset Park Apartments Loan Combination was originated on June 30, 2015 by Rialto Mortgage Finance, LLC. The Somerset Park Apartments Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 4.550% per annum. The Somerset Park Apartments Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only through the term of the Somerset Park Apartments Loan Combination. The Somerset Park Apartments Loan Combination matures on July 6, 2025.

Notes A-1-2 and A-2-2, which will be contributed to the WFCM 2015-LC22 Trust, had an aggregate original principal balance of $70,000,000, have an aggregate outstanding balance as of the Cut-Off Date of $70,000,000 and each represents a non-controlling interest in the Somerset Park Apartments Loan Combination. Notes A-1-1, A-1-3, A-2-1 and A-2-3 (the “Somerset Park Apartments Companion Loans”) are not included in the WFCM 2015-LC22 Trust. Notes A-1-1 and A-2-1, which were contributed to the WFCM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

2015-C30 Trust, had an aggregate original principal balance of $73,500,000 and collectively represent the controlling interest in the Somerset Park Apartments Loan Combination. Notes A-1-3 and A-2-3, which are currently held by Rialto Mortgage Finance, LLC and are expected to be contributed to a future trust or trusts, have an aggregate original principal balance of $36,500,000 and each represents a non-controlling interest in the Somerset Park Apartments Loan Combination. See “Description of the Mortgage Pool – Loan Combinations-The Somerset Park Apartments Loan Combination” in the Free Writing Prospectus. The lender provides no assurances that each of the Notes A-1-3 and A-2-3 will not be split further.

Following the lockout period, the borrower has the right to defease the Somerset Park Apartments Loan Combination in whole, but not in part, on any date prior to January 6, 2025. In addition, the Somerset Park Apartments Loan Combination is prepayable without penalty on or after January 6, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$180,000,000	73.2%	Purchase price	$216,000,000	87.8%
Sponsors’ new cash contribution	65,943,738	26.8	Reserves	27,174,590	11.0
			Closing costs	2,769,148	1.1
Total Sources	$245,943,738	100.0%	Total Uses	$245,943,738	100.0%

The Property. The Somerset Park Apartments Property is a 2,226-unit garden-style multifamily property consisting of 158 two-story residential buildings situated on approximately 290.0 acres and located in Troy, Michigan. The Somerset Park Apartments Property is located 20 miles northwest of the Detroit central business district and adjacent to Somerset Collection, an upscale, luxury super-regional mall with more than 180 specialty stores. The Somerset Park Apartments Property was constructed from 1964 to 1970 and features 594 one-bedroom units, 1,500 two-bedroom units (including townhomes) and 132 three-bedroom units (including townhomes). The one-bedroom units have floor plans ranging from 700 to 1,100 square feet and average 860 square feet; the two-bedroom units have floor plans ranging from 850 to 1,600 square feet and average 1,172 square feet; the three-bedroom units have floor plans ranging from 924 to 1,800 square feet and average 1,674 square feet; the two-bedroom townhomes have floor plans ranging from 1,276 to 1,550 square feet and average 1,456 square feet and the three-bedroom townhomes have floor plans totaling 1,600 square feet. Overall, unit sizes range from 700 square feet to 1,800 square feet, with an average unit size of 1,124 square feet. Community amenities consist of a nine-hole golf course, a 16-acre park, a 2.5-mile walking path, five swimming pools with sun decks, a fitness center, eight tennis courts, a sand volleyball court, a basketball court, a softball field, cross-county skiing trails, a children’s playground, a leasing office and an activities center. Unit amenities include fully equipped kitchens, ceramic tiled baths, large closets, private patios/balconies, covered parking, ceiling fans, individual alarm systems, and washer/dryer connections. Selected units feature private entrances and walk-in closets. The Somerset Park Apartments Property contains 4,166 surface and carport parking spaces, reflecting an overall parking ratio of 1.9 spaces per unit. As of August 11, 2015, the Somerset Park Apartments Property was 93.2% occupied.

Following the acquisition of the Somerset Park Apartments Property, the borrowers plan to invest $14.6 million by June 2016 and $34.2 million ($15,364 per unit) in total in the Somerset Park Apartments Property for unit interior renovations, the addition of washer and dryers to each unit and the conversion of the two-bedroom/one bathroom units to two-bedroom/two bathroom units. Additional planned renovations include replacement of all unit windows and updates to all common hallways. Renovations are also planned for the common amenities, including updating the leasing office and activities buildings. Interior unit renovations will take place initially in currently vacant units; the currently occupied units will be renovated thereafter as they turn over, and are expected to be completed within five years.

The following table presents certain information relating to the unit mix of the Somerset Park Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom / 1 Bath	594	26.7%	860	$815
2 Bedroom / 1 Bath	1,022	45.9%	1,072	$942
2 Bedroom / 2 Bath	424	19.0%	1,420	$1,117
2 Bedroom / 1.5 Bath Townhouse	54	2.4%	1,474	$1,291
3 Bedroom / 2 Bath	112	5.0%	1,709	$1,490
3 Bedroom / 2.5 Bath Townhouse	20	0.9%	1,600	$1,517
Total/Weighted Average	2,226	100.0%	1,128	$983

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Somerset Park Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/11/2015(2)
88.6%	85.2%	89.0%	93.2%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Somerset Park Apartments Property:

Cash Flow Analysis

	2012	2013	2014	TTM 5/31/2015	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$23,527,795	$24,671,362	$25,619,513	$26,164,959	$23,671,212		95.5%	$10,634
Grossed Up Vacant Space	0	0	0	0	2,584,442		10.4	1,161
Concessions	0	0	0	0	0		0.0	0
Other Income	1,029,576	1,072,722	1,116,409	1,203,420	1,203,420		4.9	541
Less Vacancy & Credit Loss	(3,148,730)	(3,238,295)	(3,280,155)	(3,302,927)	(2,669,335)	(1)	(10.8)	(1,199)
Effective Gross Income	$21,408,641	$22,505,789	$23,455,767	$24,065,452	$24,789,739		100.0%	$11,136

Total Operating Expenses	$8,411,600	$8,883,836	$9,365,697	$9,317,835	$9,759,082		39.4%	$4,384

Net Operating Income	$12,997,041	$13,621,953	$14,090,070	$14,747,617	$15,030,657		60.6%	$6,752
Capital Expenditures	0	0	0	0	311,640		1.3	140
Net Cash Flow	$12,997,041	$13,621,953	$14,090,070	$14,747,617	$14,719,017		59.4%	$6,612

NOI DSCR	1.56x	1.64x	1.69x	1.77x	1.81x
NCF DSCR	1.56x	1.64x	1.69x	1.77x	1.77x
NOI DY	7.2%	7.6%	7.8%	8.2%	8.4%
NCF DY	7.2%	7.6%	7.8%	8.2%	8.2%

(1)	Underwritten cash flows are based on the June 1, 2015 rent roll with a 90.3% physical occupancy. The Somerset Park Apartments Property was 93.2% physically occupied as of August 11, 2015.
(2)	The underwritten economic vacancy is 10.2%. The Somerset Park Apartments Property was 93.2% physically occupied as of August 11, 2015.

Appraisal. As of the appraisal valuation date of May 20, 2015, the Somerset Park Apartments Property had an “as-is” appraised value of $227,500,000. The appraiser also concluded to an “as-stabilized” value of $249,750,000 with an “as-stabilized” valuation date of May 20, 2016. The “as-stabilized” valuation assumes that $14.6 million in renovations are completed by May 2016. $26.5 million of the $34.2 million in aggregate budgeted renovation costs was reserved upfront.

Environmental Matters. According to a Phase I environmental assessment dated June 2, 2015, there was no evidence of any recognized environmental conditions at the Somerset Park Apartments Property.

Market Overview and Competition. The Somerset Park Apartments Property is located in Troy, Michigan, approximately 20.0 miles northwest of the Detroit central business district. The Detroit metropolitan statistical area’s population of 4.3 million accounts for approximately 43.4% of the state of Michigan. Land uses surrounding the Somerset Park Apartments Property consist of retail and commercial developments along the Big Beaver Road corridor (the primary commercial artery for the neighborhood) interspersed with residential development. The Somerset Collection, located directly adjacent to the Somerset Park Apartments Property, is a super-regional mall containing approximately 1.5 million square feet with more than 180 stores and is anchored by Neiman Marcus, Saks Fifth Avenue, Nordstrom and Macy’s. The area’s largest automobile corridor, the Troy Motor Mall, is located just south of the Somerset Park Apartments Property and offers domestic and import brands as well as luxury brands such as Rolls Royce, Bentley, Bugatti and Lamborghini. Additional retailers are located along Big Beaver Road, the primary commercial corridor in the area, including freestanding and in-line retail, bank branches, and restaurants. Big Beaver Road is also a significant office corridor for the area, with approximately half of the 13.0 million square feet of office space found within the Troy office market. Primary regional access to the neighborhood is provided by Interstate 75, located approximately 1.6 miles east of the Somerset Park Apartments Property. Interstate 75 is the primary north/south freeway through the Detroit metropolitan statistical area and connects to Interstate 696, which is the primary east/west freeway through the northern suburbs of Detroit. Lastly, the Somerset Park Apartments Property is situated two blocks south of Big Beaver Road, the primary east/west commercial thoroughfare through Troy. The estimated 2015 population within a one-, three-, and five-mile radius of the Somerset Park Apartments Property is 8,471, 89,070, and 242,570, respectively, and the average household income within the same radii is $84,985, $100,794, and $98,333, respectively.

According to a third party market research report, the Somerset Park Apartments Property is located in the Detroit multifamily market and the Troy/Birmingham multifamily submarket. As of fourth quarter 2014, the Detroit multifamily market contained 214,301 units, with a 3.0% vacancy rate, and average monthly asking rent of $901 per unit. As of fourth quarter 2014, the Troy/Birmingham multifamily submarket contained 8,748 units, with a 2.0% vacancy rate, and average monthly asking rent of $1,137 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Somerset Park Apartments Property:

Competitive Set(1)

	Somerset Park Apartments (Subject)	Eagles Landing of Troy	Village Green of Troy	Charter Square Apartments	Buckingham Square Apartments	Amber Creek Village
Location	Troy, MI	Troy, MI	Troy, MI	Troy, MI	Troy, MI	Troy, MI
Distance to Subject	-	3.0 miles	2.6 miles	1.9 miles	4.4 miles	2.1 miles
Property Type	Garden	Garden	Mid-Rise	Garden	Garden	Garden
Number of Units	2,226	544	168	492	146	91
Average Rent (per unit)
Studio	NAP	NAP	NAP	NAP	NAP	$695-$745
1BR	$813	$775-$915	$850	$780-$825	$865-$955	$795-$895
2BR	$942-$1,294	$835-$1,000	$890-$975	$885-$910	$985-$1,280	$895-$1,345
3BR	$1,484-$1,510	NAP	NAP	$1,119-$1,130	$1,525	NAP
Utilities	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant	Paid by Tenant
Total Occupancy	93%	97%	99%	98%	98%	99%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers, Troy Apts I, LLC, Troy Apts II, LLC, Troy Apts III, LLC and Troy Apts IV, LLC, are tenant-in-common borrowers, each structured as a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Somerset Park Apartments Loan Combination. Marc S. Solomon and Mark S. Rosen are the guarantors of certain nonrecourse carveouts under the Somerset Park Apartments Loan Combination.

The Sponsors. The sponsors, Marc S. Solomon and Mark S. Rosen, are founders and principals of The Solomon Organization. Mr. Solomon has over 40 years of commercial real estate experience and has participated in commercial real estate transactions in excess of $2.0 billion as a principal. Mr. Rosen, a principal of The Solomon Organization, has over 30 years of commercial real estate experience and has served as a past president of the New Jersey Apartment Association. The Solomon Organization owns and manages over 12,000 multifamily units in Connecticut, Michigan, New Jersey, New York and Pennsylvania.

Escrows. The loan documents provide for upfront escrows in the amount of $672,715 for real estate taxes, $1,875 for an environmental reserve and $26,500,000 for a capital expenditure reserve. The loan documents also provide for ongoing monthly reserves in the amount of $106,780 for real estate taxes and $46,375 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Somerset Park Apartments Property is insured via an acceptable blanket insurance policy; and (iii) the borrowers provide the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

The $26.5 million upfront capital expenditure reserve will be used for unit interior renovations ($13,680,000), the addition of washer and dryers to each unit ($6,100,000) and the conversion of the two-bedroom/one bathroom units to two-bedroom/two-bathroom units ($3,350,000). Additional renovations include replacement of all unit windows and updates to all common hallways. Improvements are also planned for the common amenities, including updating the leasing office and activities buildings. The borrowers plan to spend approximately $34.2 million ($15,364 per unit) on the renovation, of which $14.6 million is expected to be completed by June 2016. Funds in the capital expenditure reserve will be released as renovations are completed until a balance of $5.0 million is reached, which will not be released to the borrowers until the $26.5 million in capital improvements are completed and the Somerset Park Apartments Property achieves a net operating income debt yield of at least 8.75% based on the trailing twelve months performance.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Somerset Park Apartments Loan Combination requires the borrowers to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager be deposited into the lockbox account within five business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrowers, the guarantors or the property manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 90 days for the borrowers or guarantors and 120 days for the property manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; or (ii) any bankruptcy action of any of the borrowers, the guarantors, or the property manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 90 day for the borrowers or guarantors and 120 days for the property manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

Property Management. The Somerset Park Apartments Property is managed by an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOMERSET PARK APARTMENTS

Assumption. The borrowers have the right to transfer the Somerset Park Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates and similar confirmations from each rating agency rating securities backed by the Somerset Park Apartments Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions, including, but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s and Morningstar; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined debt service coverage ratio is not less than 1.25x; and (iv) the lender receives rating agency confirmation from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Somerset Park Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

No. 4 – Townline Square

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$32,725,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$32,725,000			Location:	Meriden, CT
% of Initial Pool Balance:	3.4%			Size(2):	314,814 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$103.95
Borrower Name:	TLS Group LLC			Year Built/Renovated:	1989/2014
Sponsor:	Chaim T. Nash			Title Vesting:	Fee
Mortgage Rate:	4.642%			Property Manager:	Hampton Management Inc.
Note Date:	August 24, 2015			3rd Most Recent Occupancy (As of)(2):	73.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	72.7% (12/31/2013)
Maturity Date:	September 6, 2025			Most Recent Occupancy (As of)(2):	95.3% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(2):	91.4% (7/20/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	$1,872,551 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			2nd Most Recent NOI (As of)(3):	$2,326,716 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(3):	$3,014,754 (TTM 6/30/2015)
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$4,837,140
				U/W Expenses:	$1,799,128
Escrows and Reserves(1):				U/W NOI(3):	$3,038,012
				U/W NCF:	$2,831,570
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR	1.50x
Taxes	$69,222	$69,222	NAP	U/W NCF DSCR:	1.40x
Insurance	$32,538	$10,846	NAP	U/W NOI Debt Yield:	9.3%
Replacement Reserves	$0	$6,559	NAP	U/W NCF Debt Yield:	8.7%
TI/LC Reserve	$500,000	$9,182	$830,556	As-Is Appraised Value:	$45,000,000
Deferred Maintenance	$18,750	$0	NAP	As-Is Appraisal Valuation Date:	July 10, 2015
Jersey Mike Reserve	$31,400	$0	NAP	Cut-off Date LTV Ratio:	72.7%
Michael’s Reserve	$24,328	$0	NAP	LTV Ratio at Maturity or ARD:	62.3%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Townline Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Meriden, Connecticut (the “Townline Square Property”). The Townline Square Mortgage Loan was originated on August 24, 2015 by Ladder Capital Finance LLC. The Townline Square Mortgage Loan had an original principal balance of $32,725,000, has an outstanding principal balance as of the Cut-off Date of $32,725,000 and accrues interest at an interest rate of 4.642% per annum. The Townline Square Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date, and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Townline Square Mortgage Loan matures on September 6, 2025.

Following the lockout period, the borrower has the right to defease the Townline Square Mortgage Loan in whole, but not in part, on any date before July 6, 2025. In addition, the Townline Square is prepayable without penalty on or after July 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

TOWNLINE SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$32,725,000	72.6%	Purchase Price	$43,992,169	97.6%
Sponsor’s new cash contribution	12,371,858	27.4	Reserves	676,238	1.5
			Closing costs	428,451	1.0

Total Sources	$45,096,858	100.0%	Total Uses	$45,096,858	100.0%

The Property. The Townline Square Property is an anchored retail center located in Meriden, Connecticut, approximately 24.0 miles south of Hartford and 17.9 miles northeast of New Haven. Built in 1989 and renovated in 2014, the Townline Square Property is situated on a 29.4-acre parcel and is anchored by Burlington Coat Factory, Big Y Foods, Edge Fitness and Marshall’s. The Townline Square Property consists of four buildings including two, multi-tenant retail strips, a building occupied by Pier 1 Imports and one pad site that is ground leased to McDonalds. The Townline Square Property contains 1,201 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. As of July 20, 2015, the Townline Square Property was 91.4% occupied by 27 tenants.

The following table presents certain information relating to the tenancy at the Townline Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Anchor Tenants

Big Y Foods	NR/NR/NR	54,983	17.5%	$12.50	$687,312	21.2%	$251	7.0%	12/31/2031
Edge Fitness	NR/NR/NR	33,340	10.6%	$9.00	$300,060	9.3%	NAV	NAV	7/31/2029
Burlington Coat Factory	NR/Ba3/B+	61,713	19.6%	$4.76	$293,565	9.1%	$111	9.0%	5/31/2019(3)
Marshall’s	NR/A3+/A+	27,000	8.6%	$9.50	$256,500	7.9%	$245	5.9%	1/31/2020(4)
Total Anchor Tenants		177,036	56.2%	$8.68	$1,537,437	47.4%

Major Tenants
Michael’s	NR/B2/B+	24,186	7.7%	$12.25	$296,279	9.1%	$143	12.1%	2/28/2018(5)
Petsmart	NR/B1/B+	13,000	4.1%	$14.00	$182,000	5.6%	NAV	NAV	3/31/2024(6)
Total Major Tenants		37,186	11.8%	$12.86	$478,279	14.8%

Non-Major Tenants		73,585	23.4%	$16.67	$1,226,800	37.8%

Occupied Collateral Total		287,807	91.4%	$11.27	$3,242,516	100.0%

Vacant Space		27,007	8.6%

Collateral Total		314,814	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2016 totaling $9,643.
(3)	Burlington Coat Factory can terminate its lease with 18-months’ notice. Burlington Coat Factory has three, 5-year lease renewal options.
(4)	Marshall’s has one, 5-year lease renewal option.
(5)	Michael’s has two, 5-year lease renewal options.
(6)	Petsmart has three, 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

TOWNLINE SQUARE

The following table presents certain information relating to the lease rollover schedule at the Townline Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2015	1	2,640	0.8%	2,640	0.8%	$55,440	1.7%	$21.00
2016	3	15,875	5.0%	18,515	5.9%	$290,329	9.0%	$18.29
2017	2	4,103	1.3%	22,618	7.2%	$76,471	2.4%	$18.64
2018	3	26,842	8.5%	49,460	15.7%	$351,677	10.8%	$13.10
2019	5	79,506	25.3%	128,966	41.0%	$584,512	18.0%	$7.35
2020	5	34,028	10.8%	162,994	51.8%	$380,625	11.7%	$11.19
2021	0	0	0.0%	162,994	51.8%	$0	0.0%	$0.00
2022	0	0	0.0%	162,994	51.8%	$0	0.0%	$0.00
2023	1	9,088	2.9%	172,082	54.7%	$92,698	2.9%	$10.20
2024	3	22,295	7.1%	194,377	61.7%	$309,245	9.5%	$13.87
2025	1	1,507	0.5%	195,884	62.2%	$31,647	1.0%	$21.00
Thereafter	3	91,923	29.2%	287,807	91.4%	$1,069,872	33.0%	$11.64
Vacant	0	27,007	8.6%	314,814	100.0%	$441,147	0.00%	$16.33
Total/Weighted Average	27	314,814	100.0%			$3,242,516	100.0%	$11.27

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Townline Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)(3)	7/20/2015(1)(2)(3)(4)
73.9%	72.7%	95.3%	91.4%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy was due to the signing of 10 leases totaling 83,436 square feet since 2013 including 31,309 square feet in 2014 and 2015.
(3)	Information obtained from the underwritten rent roll.
(4)	Actual occupancy at the Townline Square Property is 95.8% however, as two tenants have given notice that they will not renew, they were underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

TOWNLINE SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Townline Square Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/15	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,431,847	$2,939,369	$3,386,267	$3,242,516(1)	67.0%	$10.30
Grossed Up Vacant Space	0	0	0	441,147	9.1	1.40
Total Reimbursables	1,058,836	1,177,340	1,620,390	1,696,234	35.1	5.39
Other Income	4,569	7,207	3,844	60,000(2)	1.2	0.19
Less Vacancy & Credit Loss	0	0	0	(602,757)(3)	(12.5)	(1.91)
Effective Gross Income	$3,495,252	$4,123,916	$5,010,501	$4,837,140	100.0%	$15.37

Total Operating Expenses	$1,622,701	$1,797,200	$1,995,747	$1,799,128	37.2%	5.71

Net Operating Income	$1,872,551	$2,326,716	$3,014,754	$3,038,012	62.8%	$9.65

TI/LC	0	0	0	143,479	3.0	0.46
Capital Expenditures	0	0	0	62,963	1.3	0.20
Net Cash Flow	$1,872,551	$2,326,716	$3,014,754	$2,831,570	58.5%	$8.99

NOI DSCR	0.93x	1.15x	1.49x	1.50x
NCF DSCR	0.93x	1.15x	1.49x	1.40x
NOI DY	5.7%	7.1%	9.2%	9.3%
NCF DY	5.7%	7.1%	9.2%	8.7%

(1)	U/W Base Rent includes contractual rent increases occurring through March 2016 totaling $9,643.
(2)	U/W Other Income is greater than TTM 6/30/2015 Other Income due to solar income generated at the Townline Square Property. This is generated through solar panels on the roof which recently came on line in April 2015. The borrower has agreements in place with the utility company to sell them renewal energy credits and they will effectively become the utility company and can charge back tenants for electric. The solar income has the potential to reach $66,000 per year. The U/W other income is based on the appraisal.
(3)	The underwritten economic vacancy is 11.2%. The Townline Square Property is currently 95.8% occupied. However, Panera and Sleepy’s have exercised lease termination options and as a result the Townline Square Property was underwritten at 91.4% physical occupancy.

Appraisal. As of the appraisal valuation date of July 10, 2015, the Townline Square Property had an “as-is” appraised value of $45,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated July 21, 2015, there was no evidence of any recognized environmental conditions at the Townline Square Property.

Market Overview and Competition. The Townline Square Property is located within the Southern Corridor of Meriden on the east side of South Broad Street (US Route 5) north of CT Route 15. Access to the Townline Square Property’s neighborhood is provided via US Route 5. The average daily traffic count in front of the Townline Square Property is approximately 16,100. Located south, west, and north of the Townline Square Property are commercial properties which include Silver Commons Plaza to the west and Kohl’s Plaza (anchored by Kohl’s and Aldi’s) to the south.The Townline Square Property is within the New Haven-Milford metropolitan statistical area (“MSA”) Since 2012, total employment within that MSA has risen by an average of 1.2%.

According to a third party research report, the Townline Square Property is in the Meriden market and is considered a Class A neighborhood retail center. There is currently a population of 63,037 within a 3-mile radius and 115,497 within a 5-mile radius of the Townline Square Property. The median household income within a 5-mile radius of the Townline Square Property is $62,699 while the estimated average household income is $83,082. The New Haven Metro Retail Market reported a vacancy rate of 13.2% and average rent of $17.00 per square foot as of the first quarter of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

TOWNLINE SQUARE

The following table presents certain information relating to comparable properties to the Townline Square Property:

Competitive Set(1)

	Townline Square (Subject)	Cromwell Commons	Waterbury Plaza	Elmwood Plaza	The Shoppes at Nod Brook	Stop & Shop Plaza
Location	Meriden, CT	Cromwell, CT	Waterbury, CT	West Hartford, CT	Avon, CT	Enfield, CT
Distance from Subject	--	10.2 miles	14.6 miles	20.3 miles	30.6 miles	42.7 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1989/2014	1984/NAP	1966/1993	2010/NAP	1974/2011	1988/NAP
Anchors	Burlington Coat Factory, Big Y Foods, Edge Fitness, Marshall’s	Price Rite, Dollar Plus, Curves for Women, Liquor World	Stop & Shop, Raymour and Flannigan, Webster Bank	Stop & Shop, Stop and Shop gas station	The Fresh Market, Marshall’s, Michaels, Lane Bryant	Stop & Shop, Advance Auto Parts, 99 Restaurant
Total GLA	314,814 SF	113,663 SF	141,443 SF	79,790 SF	99,788 SF	124,218 SF
Total Occupancy	91%	95%	100%	100%	93%	99%

(1)   Information obtained from the appraisal.

The Borrower. The borrower, TLS Group LLC, is a Delaware limited liability company and single purpose entity with one independent director. Chaim T. Nash is the guarantor of certain nonrecourse carveouts under the Townline Square Mortgage Loan.

The Sponsors. The sponsor, Chaim T. Nash, is the CEO and Founder of PCS Wireless. PCS Wireless is a re-manufacturer and distributor of mobile devices including phones, tablets, accessories, and other wireless equipment. PCS wireless is a privately held company, founded by Chaim T. Nash, which began operations in 2001. Headquartered in Florham Park, New Jersey, the firm has local representation in more than 20 countries.

Escrows. The loan documents provide for upfront reserves in the amount of $500,000 for tenant improvements and leasing commissions, $69,222 for real estate taxes, $32,538 for insurance premiums, $18,750 for required repairs, $31,400 for landlord obligations related to the Jersey Mike lease (“Jersey Mike Reserve”), and $24,328 reserve for landlord obligations related to the Michael’s lease (“Michael’s Reserve”). The loan documents require monthly deposit reserve of $69,222 for real estate taxes, $10,846 for insurance premiums, $6,559 for replacement reserves, and $9,182 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Townline Square Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that in the event the borrower or property manager receive any rents, such rents must, within one business day, be deposited into the lockbox account. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. During a Cash Sweep Event Period (as defined below), excess cash flow will be collected by the lender and held as additional security for the Townline Square Mortgage Loan.

A “Cash Sweep Event Period” will commence upon any of the following: (i) an event of default under the loan agreement; (ii) an event of default under the property management agreement; (iii) a Cash Sweep Significant Tenant Trigger Event (as defined below); or (iv) the debt service coverage ratio falls below 1.10x as of any date of determination by the lender. A Cash Sweep Event Period will be cured: with regard to clause (i) or (ii), upon the cure of such event of default; with regard to clause (iii), upon a Cash Sweep Significant Tenant Trigger Event Cure (as defined below); and with regard to clause (iv), upon the combined debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

A “Cash Sweep Significant Tenant Trigger Event” occurs upon the date on which (i) any Significant Tenant (as defined below) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark” or (b) gives the borrower or property manager notice of intent to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, or (ii) any Significant Tenant (or such Significant Tenant’s parent company) becomes insolvent or a debtor in any bankruptcy action.

A “Cash Sweep Significant Tenant Trigger Event Cure” will occur on: with regard to (i)(a) above, the date on which (a)(1) the applicable Significant Tenant has (A) reopened for business and (B) paid full, unabated rent under its lease, for two quarters, and (2) the borrower has delivered to the lender an estoppel certificate from the Significant Tenant certifying the lease is in full force and effect, or (b) a Re-tenanting Event (as defined below) has occurred; with regard to (i)(b) above, the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two consecutive quarters following such revocation or rescission in each case, and (b) the borrower has delivered to the lender an estoppel certificate from the Significant Tenant certifying the lease is in full force and effect; with regard to (ii) above, the date on which (a) either (1) the applicable Significant Tenant has (I) irrevocably assumed its lease pursuant to a final non-appealable order of a court of competent jurisdiction and (II) (A) has been open for business and conducted normal business operations at substantially all of its demised premises and (B) has paid full, unabated rent under its lease, for two (2) consecutive quarters following such irrevocable assumption, or (2) (I) the applicable Significant Tenant’s lease has been irrevocably assumed and assigned by such Significant Tenant to a replacement tenant acceptable to lender pursuant to a final non-appealable order of a court of competent jurisdiction and (II) such replacement tenant (A) has been open for business and conducted normal business operations at substantially all of its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

TOWNLINE SQUARE

demised premises and (B) has paid full, unabated rent under its lease, for two consecutive quarters following such irrevocable assumption and assignment, and (b) lender has received an estoppel certificate certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to lender’s satisfaction in each case.

A “Re-tenanting Event” is defined as delivery to the lender of evidence that the borrower has entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender for the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance satisfactory to the lender and otherwise in accordance with the terms of the loan agreement, and that (i) each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (iii) all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed lease and an estoppel certificate from each such tenant.

A “Significant Tenant” means (i) Burlington Coat Factory, (ii) Big Y Foods Inc., (iii) Edge Fitness, or (iv) any successor or assign of any of the foregoing.

Property Management. The Townline Square Property is managed by Hampton Management Inc.

Assumption. The borrower has the one-time right to transfer the Townline Square Property, provided that certain conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a non-recourse carveout guaranty and an environmental indemnity by an affiliate of the transferee acceptable to the lender; (iii) the transferee assuming all of the obligations of the borrower under the Townline Square Mortgage Loan and (iii) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Townline Square Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

No. 5 – Sandpiper Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$30,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$30,500,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	3.2%			Size:	488 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$62,500
Borrower Name:	APEX 2015, LLC			Year Built/Renovated:	1987/2015
Sponsor:	Malik Zaman			Title Vesting:	Fee
Mortgage Rate:	4.850%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy (As of):	84.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.4% (12/31/2013)
Maturity Date:	July 6, 2025			Most Recent Occupancy (As of):	92.9% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	95.9% (6/1/2015)
Loan Term (Original):	120 Months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,080,524 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,357,432 (12/31/2014)
Call Protection:	L(24), GRTR 1% or YM (92), O(4)			Most Recent NOI (As of):	$2,395,987 (TTM 5/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,163,386
Additional Debt Type:	NAP			U/W Expenses:	$1,640,463
				U/W NOI:	$2,522,923
				U/W NCF:	$2,385,795
				U/W NOI DSCR:	1.31x
Escrows and Reserves(1):				U/W NCF DSCR:	1.24x
				U/W NOI Debt Yield:	8.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.8%
Taxes	$86,380	$16,453	NAP	As-Is Appraised Value:	$40,820,000
Insurance	$7,174	$6,833	NAP	As-Is Appraisal Valuation Date:	June 3, 2015
Replacement Reserves	$0	$11,427	NAP	Cut-off Date LTV Ratio:	74.7%
Deferred Maintenance	$68,375	$0	NAP	LTV Ratio at Maturity or ARD:	65.9%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Sandpiper Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Las Vegas, Nevada (the “Sandpiper Apartments Property”). The Sandpiper Apartments Mortgage Loan was originated on July 10, 2015 by Rialto Mortgage Finance, LLC. The Sandpiper Apartments Mortgage Loan had an original principal balance of $30,500,000, has an outstanding principal balance as of the Cut-off Date of $30,500,000 and accrues interest at an interest rate of 4.850% per annum. The Sandpiper Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Sandpiper Apartments Mortgage Loan matures on July 6, 2025.

Following the lockout period, the borrower has the right to prepay the Sandpiper Apartments Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date prior to April 6, 2025. In addition, the Sandpiper Apartments Mortgage Loan is prepayable without penalty on or after April 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$30,500,000	100.0%	Loan payoff	$29,815,647	97.8%
			Closing costs	401,195	1.3
			Reserves	161,930	0.5
			Return of equity	121,228	0.4
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

SANDPIPER APARTMENTS

The Property. The Sandpiper Apartments Property is a 488-unit, garden-style multifamily property consisting of 61 residential buildings situated on 20.2 acres located in Las Vegas, Nevada. The Sandpiper Apartments Property is located approximately three miles west of the Las Vegas Strip. The improvements were constructed in 1987. Common area amenities feature a controlled vehicle access gate, club house/leasing office, three pools with spas, four tennis courts, tanning beds, a fully equipped fitness center and covered parking. Unit features and amenities include fully equipped kitchens, in-unit washer/dryers, private balconies or patios, walk-in closets and central HVAC. Since the acquisition of the Sandpiper Apartments Property in 2005, a total of $616,000 ($1,262 per unit) in capital improvements have been completed, which included water heater and appliance replacements, installation of new carpeting and vinyl flooring, resurfacing of tennis courts and swimming pools, and exterior painting and stucco repairs. The Sandpiper Apartments Property contains 488 covered carport spaces and 562 open parking spaces for a total of 1,050 parking spaces, reflecting an overall parking ratio of 2.2 spaces per unit. As of June 1, 2015, the Sandpiper Apartments Property was 95.9% occupied.

The following table presents certain information relating to the unit mix of the Sandpiper Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
2 bedroom / 2 bath	248	50.8%	1,050	$780
1 bedroom / 1 bath	240	49.2%	750	$664
Total/Weighted Average	488	100.0%	902	$723

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Sandpiper Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/1/2015(2)
84.9%	89.4%	92.9%	95.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sandpiper Apartments Property:

Cash Flow Analysis

	2012	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,383,132	$3,523,990	$3,773,705	$3,819,941	$4,052,304	97.3%	$8,304
Grossed Up Vacant Space	0	0	0	0	187,440	4.5	384
Concessions	0	0	0	0	0	0.0	0
Other Income(1)	106,152	125,543	165,533	171,354	145,000	3.5	297
Less Vacancy & Credit Loss	0	0	0	0	(221,358)(2)	(5.3)	(454)

Effective Gross Income	$3,489,284	$3,649,533	$3,939,238	$3,991,294	$4,163,386	100.0%	$8,532

Total Operating Expenses	$1,489,236	$1,569,009	$1,581,805	$1,595,308	$1,640,463	39.4	$3,362

Net Operating Income	$2,000,048	$2,080,524	$2,357,432	$2,395,987	$2,522,923	60.6%	$5,170
Capital Expenditures	0	0	0	0	137,128	3.3	281
Net Cash Flow	$2,000,048	$2,080,524	$2,357,432	$2,395,987	$2,385,795	57.3%	$4,889

NOI DSCR	1.04x	1.08x	1.22x	1.24x	1.31x
NCF DSCR	1.04x	1.08x	1.22x	1.24x	1.24x
NOI DY	6.6%	6.8%	7.7%	7.9%	8.3%
NCF DY	6.6%	6.8%	7.7%	7.9%	7.8%
(1)	Other Income includes retained security deposits, late charges, clean-up fees, pet fees and credit check fees.
(2)	The underwritten economic vacancy is 5.2%. The Sandpiper Apartments Property was 95.9% occupied as of June 1, 2015.

Appraisal. As of the appraisal valuation date of June 3, 2015, the Sandpiper Apartments Property had an “as-is” appraised value of $40,820,000.

Environmental Matters. According to a Phase I environmental assessment dated June 4, 2015, there was no evidence of any recognized environmental conditions at the Sandpiper Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

SANDPIPER APARTMENTS

Market Overview and Competition. The Sandpiper Apartments Property is located in Las Vegas, Nevada, which is the largest metropolitan area in Nevada. The Sandpiper Apartments Property is located approximately three miles west of the Las Vegas Strip, a major employment center consisting of casino resort hotels, entertainment venues, shopping destinations and restaurants. Access to the Las Vegas metropolitan statistical area is provided by Interstate 15 (located two miles west of the Sandpiper Apartments Property) which also provides access to the Los Angeles metro area approximately 270 miles southwest. Regional access is provided via Route 95/Interstate 515 on the north side of Las Vegas and Route 215 on the south side of Las Vegas. The immediate area surrounding the Sandpiper Apartments Property is served by South Decatur Boulevard and West Sahara Avenue. The immediate area around the Sandpiper Apartments Property contains mixed-uses with multifamily, single family and commercial developments. The composition of commercial development in the immediate area is estimated to be 40% multifamily, 50% retail, 9% office and 1% industrial. Within a two mile radius of the Sandpiper Apartments Property there are ten 100,000 square foot strip retail centers with approximately 1.5 million square feet of retail space mostly located along South Decatur Boulevard. A Walmart Supercenter and Lowes Home Improvement anchored retail center is located immediate north of the Sandpiper Apartments Property. The Sandpiper Apartments Property is located in the Clark County Unified School district offering K-12 public schooling. The main campus of the University of Nevada Las Vegas (UNLV) is located approximately 4.8 miles southeast of the Sandpiper Apartments Property. The 2015 estimated population within a one-, three-, and five-mile radius of the Sandpiper Apartments Property is 22,269, 165,825, and 471,701 respectively, and the 2015 estimated average household income within the same radii was $48,471, $50,817 and $50,497, respectively.

According to a third party market research report, the Sandpiper Apartments Property is located in the Las Vegas multifamily market and the West Las Vegas multifamily submarket. As of the first quarter of 2015, the Las Vegas multifamily market contained 165,685 units with a vacancy rate of 6.6%, and an average monthly market rent of $782 per unit. The West Las Vegas multifamily submarket contained 21,482 units with a vacancy rate of 5.6%, and an average rental rate of $698 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Sandpiper Apartments Property:

Competitive Set(1)

	Sandpiper Apartments Property	Tiffany Place	Alpine Village	Indian Hills	The Arbors on Decatur	Villas at Painted Desert	Shelter Cove
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance to Subject	NAP	2.0 miles	1.2 miles	0.9 miles	0.9 miles	1.0 mile	1.1 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden

Number of Units	488	182	324	484	216	240	304
Average Rent (per unit)
1BR	$664	$760	$620	$695	$662	NAP	$640-$720
2BR	$780	$895	$765-$890	$791	$785	$721-$859	$836
3BR	NAP	$995	$965-$1,025	NAP	$930	NAP	NAP
Townhouse	NAP	NAP	NAP	NAP	NAP	$721-$859	NAP
Total Occupancy	96%	98%	97%	94%	93%	96%	98%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is APEX 2015, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sandpiper Apartments Mortgage Loan. The borrower is 100% owned by Hillcrest Court Apartments L.P., which is owned by Malik Zahman, Roohi Zaman and Zaman Property Management, Inc., which is owned by Malik Zaman. Malik Zaman is the guarantor of certain nonrecourse carveouts under the Sandpiper Apartments Mortgage Loan.

The Sponsor. The sponsor, Malik Zaman, has 37 years of real estate experience and is the founder and President of Apple Management, Inc. and Zaman Property Management, Inc. Mr. Zaman has a real estate portfolio consisting of four multifamily properties, plus multiple condominium units and single family homes containing 688 units. Mr. Zaman’s portfolio properties are located in Southern California and Nevada. Mr. Zaman manages 37 employees including on-site property managers, leasing agents, maintenance personnel and corporate office workers.

Escrows. The loan documents provide for upfront escrows in the amount of $86,380 for real estate taxes, $68,375 for deferred maintenance and $7,174 for insurance. The loan documents also provide for ongoing monthly reserves in the amount of $16,453 for real estate taxes, $6,833 for insurance and $11,427 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Sandpiper Apartments Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that after the occurrence of a Cash Management Trigger Event all revenues received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the property manager; or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for borrower or guarantor and 120 days for the property manager, among other conditions and with respect to clause (iii), once the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

SANDPIPER APARTMENTS

quarters. The bankruptcy of the property manager may also be cured by the borrower replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor, or the property manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 30 days for the borrower or guarantor and 120 days for the property manager, among other conditions, and with respect to clause (iii), once the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters. The bankruptcy of the property manager may also be cured by the borrower replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

Property Management. The Sandpiper Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Sandpiper Apartments Property 30 days after securitization or six months after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sandpiper Apartment Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 6 – West Palm Beach Marriott

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$30,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$30,000,000	Location:	West Palm Beach, FL
% of Initial Pool Balance:	3.1%	Size:	352 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$85,227
Borrower Name:	PBM Properties, LLC	Year Built/Renovated:	1981/2015
Sponsor:	Terrapin Limited Holdings, LLC	Title Vesting(3):	Fee & Leasehold
Mortgage Rate:	4.575%	Property Manager:	Self-managed
Note Date:	July 31, 2015	3rd Most Recent Occupancy (As of):	69.5% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	78.6% (12/31/2013)
Maturity Date:	August 11, 2025	Most Recent Occupancy (As of):	78.5% (12/31/2014)
IO Period:	24 months	Current Occupancy (As of):	78.1% (5/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$3,260,197 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$3,769,780 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$4,634,400 (TTM 5/31/2015)
Lockbox Type:	None
Additional Debt(1):	Yes
Additional Debt Type(1):	Unsecured	U/W Revenues:	$21,009,236
U/W Expenses:	$16,576,584
U/W NOI:	$4,432,651
U/W NCF:	$3,382,189
U/W NOI DSCR:	2.41x
U/W NCF DSCR:	1.84x
Escrows and Reserves(2):	U/W NOI Debt Yield:	14.8%
U/W NCF Debt Yield:	11.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$53,200,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 29, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.4%
FF&E Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	48.3%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Ground Lease” section.

The Mortgage Loan. The mortgage loan (the “West Palm Beach Marriott Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full service hotel located in West Palm Beach, Florida (the “West Palm Beach Marriott Property”). The West Palm Beach Marriott Mortgage Loan was originated on July 31, 2015 by Wells Fargo Bank, National Association. The West Palm Beach Marriott Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.575% per annum. The West Palm Beach Marriott Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, payments of principal and interest based on a 30-year amortization schedule. The West Palm Beach Marriott Mortgage Loan matures on August 11, 2025.

Following the lockout period, the borrower has the right to defease the West Palm Beach Marriott Mortgage Loan in whole, but not in part, on any date before May 11, 2025. In addition, the West Palm Beach Marriott Mortgage Loan is prepayable without penalty on or after May 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

WEST PALM BEACH MARRIOTT

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	100.0%	Loan payoff(1)	$28,005,028	93.4%
			Reserves	0	0.0
			Closing costs	514,971	1.7
			Return of equity	1,480,000	4.9
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	The West Palm Beach Marriott Property was previously securitized in the MSC 2006-T21 transaction.

The Property. The West Palm Beach Marriott Property is a 352-room, 10-story, full-service hotel located in West Palm Beach, Florida, within the West Palm Beach central business district. Built in 1981 and renovated in 2012, the West Palm Beach Marriott Property’s guestroom configuration includes 178 standard king guestrooms, 163 double queen guestrooms, nine junior suites, one executive suite and one presidential suite. Each guestroom features a flat screen television, dresser, work desk and chair, nightstands and a lounge chair. Concierge level guestrooms are provided access to the concierge lounge which offers complimentary breakfast, hors d’oeuvres, dessert and Wi-Fi. Amenities at the West Palm Beach Marriott Property include approximately 16,300 square feet of meeting space (including approximately 1,720 square feet of outdoor courtyard and tent space), outdoor swimming pool, a fitness center, a business center, airport shuttle, guest laundry, Starbucks and the Bistro Ten Zero One full-service restaurant, which serves breakfast, lunch and dinner. The West Palm Beach Marriott Property also features 360 surface parking spaces, equating to a parking ratio of 1.0 space per room.

The West Palm Beach Marriott Property has been continually updated, with approximately $5.6 million ($15,982 per key) invested between 2010 and 2014, which included guestroom renovations, restaurant refresh, chiller cooler tower replacement and boiler replacement. The borrower is planning to complete an additional $3.0 million ($8,523 per key) renovation to upgrade the guestrooms during the fall of 2015. In lieu of a franchise agreement, the West Palm Beach Marriott Property is subject to a management agreement with Marriott Hotel Services, Inc. (“Marriott”). which expires in May 2023 with one 10-year renewal option. In the event that the borrower or guarantor no longer has the right to operate the West Palm Beach Marriott Property as a Marriott franchise, the West Palm Beach Marriott Mortgage Loan will become full-recourse to the borrower and guarantor.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the West Palm Beach Marriott Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	78.6%	78.5%	78.1%	76.0%
ADR	$136.35	$148.63	$156.15	$156.15
RevPAR	$107.15	$116.63	$122.03	$118.67

Total Revenue	$19,220,843	$20,521,911	$21,435,724	$21,009,236	100.0%	$59,685
Total Department Expenses	8,595,511	8,848,313	8,796,782	8,634,838	41.1	24,531
Gross Operating Profit	$10,625,332	$11,673,598	$12,638,942	$12,374,398	58.9%	$35,155

Total Undistributed Expenses	6,238,785	6,657,286	6,751,433	6,664,831	31.7	18,934
Profit Before Fixed Charges	$4,386,547	$5,016,312	$5,887,509	$5,709,566	27.2%	$16,220

Total Fixed Charges	1,126,350	1,246,532	1,253,109	1,276,915	6.1	3,628

Net Operating Income	$3,260,197(1)	$3,769,780(1)	$4,634,400(1)	$4,432,651	21.1%	$12,593
FF&E	0	0	0	1,050,462	5.0	2,984
Net Cash Flow	$3,260,197	$3,769,780	$4,634,400	$3,382,189	16.1%	$9,608

NOI DSCR	1.77x	2.05x	2.52x	2.41x
NCF DSCR	1.77x	2.05x	2.52x	1.84x
NOI DY	10.9%	12.6%	15.4%	14.8%
NCF DY	10.9%	12.6%	15.4%	11.3%

(1)	The increase in NOI in 2014 and TTM 5/31/2015 is due to increases in ADR.

The Appraisal. As of the appraisal valuation date of June 29, 2015, the West Palm Beach Marriott Property had an “as-is” appraised value of $53,200,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 2, 2015, there was no evidence of any recognized environmental conditions at the West Palm Beach Marriott Property

Market Overview and Competition. The West Palm Beach Marriott Property is located within the central business district of West Palm Beach, Florida. The city of West Palm Beach has undergone extensive gentrification and revitalization and numerous office, governmental, retail and residential projects have been recently completed in the downtown area. In August 2014, the city of West Palm Beach was named by a nationally-recognized publication as the number one city in Florida for business growth and careers,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

WEST PALM BEACH MARRIOTT

which outpaced Orlando, Fort Lauderdale and Miami. Several key factors spurring the desirability of downtown West Palm Beach include the ease of access to the downtown area, proximity to West Palm Beach International Airport (2.8 miles southwest of the West Palm Beach Marriott Property), commuter rail service including a centrally located downtown Tri Rail and Amtrak station, abundant and inexpensive parking and a variety of shopping, dining and entertainment outlets.

The West Palm Beach Marriott Property is situated on Okeechobee Boulevard, one of the city’s main thoroughfares, connecting to the Atlantic Ocean to the east and Interstate 95 to the west. The West Palm Beach Marriott Property benefits from its location adjacent to the Kravis Center for the Performing Arts, the Alexander W. Dreyfoos School of the Arts and the Palm Beach Convention Center and is within walking distance to City Place, an upscale, mixed-use development which features a variety of restaurants and retail stores and is anchored by Macy’s, Muvico Parisian 20 & IMAX theater and a Publix grocery store. In addition, the city of West Palm Beach completed the Waterfront and City Commons project in early 2010 for a reported cost of $30.0 million, which stretches over half-a-mile and encompasses 12.5 acres along the Intracoastal Waterway at the east-end of Clematis Street.

The South Florida region is home to four Fortune 500 corporations (World Fuel Services, AutoNation, Office Depot and Ryder System) and a number of Fortune 1000 companies. According to a third party government agency, the South Florida region gained approximately 91,800 jobs over the 12-month period ending March 2015, representing a 3.8% increase during the 12-month period; South Florida outpaced the national average employment growth, which increased 2.3% over the same period. The largest private employers in West Palm Beach are Publix Supermarkets, Inc. (12,000 employees), Tenant Healthcare Corp. (6,100 employees) and Comcast (4,000 employees). The largest customers at the West Palm Beach Marriott Property include General Dynamics, Net Jets, Jet Aviation, Atlantic Aviation, Flight Safety International, Wells Fargo, Bank of America, PricewaterhouseCoopers and Goldman Sachs. The demand segmentation at the West Palm Beach Marriott Property is 75% transient and 25% meeting and group. A third party hospitality research report identified a competitive set of five hospitality properties, which contain 978 rooms and exhibited an average occupancy, ADR and RevPAR of 82.2%, $122.81 and $100.98, respectively, for the trailing 12-month period ending June 30, 2015.

The following table presents certain information relating to the West Palm Beach Marriott Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			West Palm Beach Marriott			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2015 TTM	82.2%	$122.81	$100.98	78.3%	$155.40	$121.62	95.2%	126.5%	120.4%
6/30/2014 TTM	80.7%	$112.26	$90.56	77.6%	$143.64	$111.47	96.2%	128.0%	123.1%
6/30/2013 TTM	78.0%	$101.66	$79.28	71.4%	$135.69	$96.82	91.5%	133.5%	122.1%
(1)	Information obtained from a third party hospitality research report dated July 17, 2015. The competitive set includes: Hilton Palm Beach Airport, Embassy Suites West Palm Beach Central, Holiday Inn Palm Beach Airport, Doubletree Hotel West Palm Beach Airport and Hyatt Place West Palm Beach Downtown.

The Borrower. The borrower is PBM Properties, LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the West Palm Beach Marriott Mortgage Loan. Terrapin Limited Holdings, LLC is the guarantor of certain nonrecourse carveouts under the West Palm Beach Marriott Mortgage Loan. In lieu of a nonrecourse carveout under the West Palm Beach Marriott Mortgage Loan for losses related to the breach of any representation, warranty, covenant or indemnification provision in the loan documents concerning environmental laws or hazardous substances, the borrower obtained a $1,000,000 environmental insurance policy that has a 10-year term with three-year tail.

The Sponsor. The sponsor is Terrapin Limited Holdings, LLC, a subsidiary of JWM Family Enterprises, L.P. (“JWMFE”). JWMFE owns 16 hotels; all operated by Marriott International, Inc., and is primarily owned by J.W. Marriott Jr, the executive chairman of Marriott International, Inc. Marriott International, Inc. owns, operates or manages more than 4,200 properties in 79 countries and territories and reported revenues of nearly $14.0 billion in the fiscal year 2014.

Escrows. Ongoing monthly reserves for real estate taxes are not required as long as real estate taxes are being paid in accordance with the Marriott management agreement and ongoing monthly reserves for insurance are not required as long as insurance coverage of the West Palm Beach Marriott Property is being properly maintained in accordance with the Marriott management agreement. The Marriott management agreement requires an annual FF&E reserve equal to 5.0% of gross revenues and funds are held with Marriott and used in accordance with the Marriott management agreement. If at any time the FF&E reserve is not held by Marriott in accordance with the management agreement, the borrower must establish an FF&E reserve with the lender in an amount determined by the lender in its reasonable discretion.

Lockbox and Cash Management. None.

Property Management. The West Palm Beach Marriott Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the West Palm Beach Marriott Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

WEST PALM BEACH MARRIOTT

Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Right of First Offer. The property manager, Marriott Hotel Services, Inc., a Marriott-related affiliate, has a 30 day period to negotiate the purchase terms (“ROFO”) of the West Palm Beach Marriott Property prior to the property being offered for sale to a third party. The ROFO is not extinguished by foreclosure or deed-in-lieu thereof, but the management agreement provides that a foreclosure or deed-in-lieu thereof by any mortgagor does not trigger the ROFO.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower has existing unsecured subordinate debt in the amount of $16,500,000 owed to an affiliate. The unsecured subordinate debt accrues at an interest rate of [TBD]% and is payable from excess cash flow after all property expenses, reserves and debt service payments have been made.

Ground Lease. The borrower has a leasehold interest, along with a license to for 15 parking spaces, in a portion of an adjacent parking lot owned by the City of West Pam Beach, Florida. The parking lease is rent-free and expires June 1, 2097. The subject parking spaces are not required for zoning compliance or operations, and were not otherwise included either in the appraisal or in loan underwriting.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the West Palm Beach Marriott Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the West Palm Beach Marriott Property during the loan term. At the time of closing, the West Palm Beach Marriott Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

No. 7 – Shoppes at Wilton

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment(Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$22,500,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$22,500,000		Location:	Saratoga Springs, NY
% of Initial Pool Balance:		2.3%		Size:	134,710 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$167.03
Borrower Name:		The Shoppes at Wilton, L.L.C.		Year Built/Renovated:	2002-2003/NAP
Sponsor:		E. Stanley Kroenke		Title Vesting:	Fee
Mortgage Rate:		4.390%		Property Manager:	Self-managed
Note Date:		August 26, 2015		3rd Most Recent Occupancy (As of):	96.0% (12/31/2012)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:		September 6, 2025		Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:		120 months		Current Occupancy (As of):	100.0% (6/30/2015)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of):	$2,238,068 (12/31/2013)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$2,303,094 (12/31/2014)
Call Protection:		L(23), GRTR 1% or YM(93), O(4)		Most Recent NOI (As of):	$2,301,214 (TTM 5/31/2015)
Lockbox Type:		Springing (Without Established Account)
Additional Debt:		None		U/W Revenues:	$3,114,215
Additional Debt Type:		NAP		U/W Expenses:	$901,643
				U/W NOI:	$2,212,573
				U/W NCF:	$2,077,037
				U/W NOI DSCR:	2.20x
Escrows and Reserves:(1)				U/W NCF DSCR:	2.07x
				U/W NOI Debt Yield:	9.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$34,900,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 17, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.5%
TI/LC Reserve	$0	Springing	$505,163	LTV Ratio at Maturity or ARD:	64.5%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Shoppes at Wilton Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Saratoga Springs, New York (the “Shoppes at Wilton Property”). The Shoppes at Wilton Mortgage Loan was originated on August 26, 2015 by Rialto Mortgage Finance, LLC. The Shoppes at Wilton Mortgage Loan had an original principal balance of $22,500,000, has an outstanding principal balance as of the Cut-off Date of $22,500,000 and accrues interest at an interest rate of 4.3900% per annum. The Shoppes at Wilton Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Shoppes at Wilton Mortgage Loan. The Shoppes at Wilton Mortgage Loan matures on September 6, 2025.

Following the lockout period, the borrower has the right to prepay the Shoppes at Wilton Mortgage Loan in whole, but not in part, on any date before June 6, 2025 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Shoppes at Wilton Mortgage Loan is prepayable without penalty on or after June 6, 2025. In addition, the Shoppes at Wilton Mortgage Loan is prepayable without penalty on or June 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	99.2%	Loan Payoff	$22,378,494	98.7%
Borrower Equity	174,667	0.8	Closing Costs	296,173	1.3
Total Sources	$22,674,667	100.0%	Total Uses	$22,674,667	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SHOPPES AT WILTON

The Property. The Shoppes at Wilton Property is an anchored retail center containing approximately 134,710 square feet and located in Saratoga Springs, New York. Built from 2002 to 2003, the Shoppes at Wilton Property consists of five, one-story buildings situated on a 17.6 acre parcel. The Shoppes at Wilton Property is anchored by Best Buy, TJ Maxx and Bed Bath & Beyond and the remaining tenant base includes a mix of national, regional, and local retailers. National and regional tenants comprise 89.3% of the net rentable area and, along with the anchor tenants, include Pier 1, Five Below, EMS Sports, Panera Bread, Famous Footwear, Moe’s Southwest Grill, Scottrade, Sally Beauty Supply, Wild Birds Unlimited, and State Farm. The remaining local inline tenants collectively occupy 10.7% of the net rentable area and include a furniture store, fitness center, restaurant, and beauty salon. In addition, there is a 10,000 square foot pad site ground leased to TGI Friday’s with a 5,950 square foot leasehold improvement that was constructed by TGI Friday’s in 2003. Parking is provided via 713 surface parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet of rentable area. As of June, 30, 2015, the Shoppes at Wilton Property was 100.0% leased to 23 tenants, including TGI Friday’s.

The following table presents certain information relating to the tenancies at the Shoppes at Wilton Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant
Best Buy	NR/Baa2/BB	30,038	22.3%	$16.00	$480,608	18.7%	NAV	NAV	1/31/2019(4)
TJ Maxx	NR/A3/A+	28,000	20.8%	$12.50	350,000	13.7%	$376	4.7%	4/30/2023(5)
Bed Bath & Beyond	NR/Baa1/A-	18,430	13.7%	$14.00	258,020	10.1%	NAV	NAV	1/31/2019(6)
Total Anchor Tenant		76,468	56.8%	$14.24	$1,088,628	42.5%

Major Tenants
Pier 1	NR/B1/B+	9,450	7.0%	$19.78	$186,921	7.3%	$190	12.8%	2/28/2018(7)
Five Below	NR/NR/NR	7,800	5.8%	$14.50	$113,100	4.4%	NAV	NAV	1/31/2021(8)
Total Major Tenants		17,250	12.8%	$17.39	$300,021	11.7%

Non-Major Tenants(9)		40,992	30.4%	$28.67	$1,175,169	45.8%

Occupied Collateral Total		134,710	100.0%	$19.03	$2,563,818	100.0%

Vacant Space		0	0.0%

Collateral Total		134,710	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through August 2016 totaling $14,598.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2014.
(4)	Best Buy has three, 5-year renewal options.
(5)	TJ Maxx has two, 5-year renewal options.
(6)	Bed Bath & Beyond has four, 5-year renewal options.
(7)	Pier 1 has three, 5-year renewal options.
(8)	Five Below has two, 5-year renewal options.
(9)	There is a 10,000 square foot pad site ground leased to TGI Friday’s with a 5,950 square foot leasehold improvement owned by the tenant. Since TGI Friday’s owns its own improvements, no square footage is attributed to the tenant but the Annual U/W Base Rent of $128,304 is included. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total include the Annual U/W Base Rent associated with the TGI Friday’s pad site.

The following table presents certain information relating to the historical sales at the Shoppes at Wilton Property:

Historical Sales (PSF)

Tenant Name	2013	2014
TJ Maxx	$368	$368

Average Total In-line (<10,000 square feet)	NAV	$323
Occupancy Costs	NAV	9.5%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SHOPPES AT WILTON

The following table presents certain information relating to the lease rollover schedule at the Shoppes at Wilton Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	3,811	2.8%	3,811	2.8%	$84,802	$22.25
2017	2	3,042	2.3%	6,853	5.1%	$80,221	$26.37
2018(4)	9	25,679	19.1%	32,532	24.1%	$753,375	$29.34
2019	3	49,668	36.9%	82,200	61.0%	$766,228	$15.43
2020	1	6,500	4.8%	88,700	65.8%	$164,125	$25.25
2021	1	7,800	5.8%	96,500	71.6%	$113,100	$14.50
2022	1	1,102	0.8%	97,602	72.5%	$27,500	$24.95
2023	1	28,000	20.8%	125,602	93.2%	$350,000	$12.50
2024	2	4,108	3.0%	129,710	96.3%	$99,467	$24.21
2025	1	5,000	3.7%	134,710	100.0%	$125,000	$25.00
Thereafter	0	0	0.0%	134,710	100.0%	$0	$0.00
Vacant	0	0	0.0%	134,710	100.0%	$0	$0.00
Total/Weighted Average	23	134,710	100.0%			$2,563,818	$19.03

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	There is a 10,000 square foot pad site ground leased to TGI Friday’s with a 5,950 square foot leasehold improvement owned by the tenant. Since TGI Friday’s owns its own improvements, no square footage is attributed to the tenant but the Annual U/W Base Rent of $128,304 is included in the Annual U/W Base Rent and Annual U/W Base Rent PSF.

The following table presents historical occupancy percentages at the Shoppes at Wilton Property:

Historical Occupancy

2012(1)	2013(1)	2014(1)	TTM 5/31/2015(2)
96.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shoppes at Wilton Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of Total Effective Gross Income	U/W $ per SF
Base Rent	$2,409,360	$2,468,629	$2,486,686	$2,549,219	81.9%	$18.92
Rent Steps	0	0	0	14,598	0.5	0.11
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	688,783	691,811	682,223	714,303	22.9	5.30
Other Income	3,316	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(163,906)	(5.3)	(1.22)
Effective Gross Income	$3,101,459	$3,160,440	$3,168,909	$3,114,215	100.0%	$23.12

Total Operating Expenses	$863,391	$857,346	$867,695	$901,643	29.0%	$6.69

Net Operating Income	$2,238,068	$2,303,094	$2,301,214	$2,212,573	71.0%	$16.42
TI/LC	0	0	0	115,330	3.7	0.86
Capital Expenditures	0	0	0	20,207	0.6	0.15
Net Cash Flow	$2,238,068	$2,303,094	$2,301,214	$2,077,037	66.7%	$15.42

NOI DSCR	2.23x	2.29x	2.29x	2.20x
NCF DSCR	2.23x	2.29x	2.29x	2.07x
NOI DY	9.9%	10.2%	10.2%	9.8%
NCF DY	9.9%	10.2%	10.2%	9.2%

(1)	The underwritten economic vacancy is 5.0%. The Shoppes at Wilton Property was 100.0% physically occupied as of June 30, 2015.

Appraisal. As of the appraisal valuation date of June 17, 2015, the Shoppes at Wilton Property had an “as-is” appraised value of $34,900,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SHOPPES AT WILTON

Environmental Matters. According to a Phase I environmental assessment dated June 23, 2015, there was no evidence of any recognized environmental conditions at the Shoppes at Wilton Property.

Market Overview and Competition. The Shoppes at Wilton Property is located in Saratoga Springs, New York, within the Albany-Schenectady-Troy metropolitan statistical area. According to the Bureau of Labor Statistics, the unemployment rate for the metropolitan statistical area was 4.6% as of March 2015 as compared to the state’s 5.8%. The Shoppes at Wilton Property is located approximately three miles northeast of the Sarasota Springs central business district. Regional access is provided by Interstate 87, a major north/south thoroughfare, which provides access to the Albany central business district and accessibility to the Shoppes at Wilton Property. The Shoppes at Wilton Property is located along State Highway 50, a major surface street in the neighborhood and provides direct access to Interstate 87 to the west of the Shoppes at Wilton Property, and serves as the primary retail and commercial corridor in the neighborhood. The neighborhood surrounding the Shoppes at Wilton Property includes a mix of commercial and residential uses. Commercial development is primarily concentrated along State Highway 50, consisting of approximately 2.0 million square feet of retail space within a one-mile stretch. Notable retailers in the area include Walmart, Target, BJ’s Wholesale, Lowe’s, Home Depot, Kohl’s, and Price Chopper. In addition, Wilton Mall is located across the street from the Shoppes at Wilton Property, which is anchored by Sears, JC Penney, Dick’s Sporting Goods, and Bon-Ton. Residential uses are primarily located along secondary arterials and include single-family and multifamily uses. The 2015 estimated population within a one, three, and five mile radius of the Shoppes at Wilton Property is 2,415, 24,500, and 43,012, respectively, and the 2015 estimated average household income within the same radii was $98,681 $99,154, and $93,228, respectively. In comparison, the 2015 average household income for the metropolitan statistical area and state are $80,071 and $84,769, respectively.

According to a third party market research report, the Shoppes at Wilton Property is located within the Saratoga County retail submarket, which contains approximately 13.4 million square feet of retail space. As of first quarter 2015, the submarket vacancy rate was 3.4%, with an average asking rent of $14.90 per square foot.

According to a third party market research report, the Shoppes at Wilton Property is located within the Saratoga Springs micro-market, which contains approximately 4.7 million square feet of retail space. As of first quarter 2015, the micro-market vacancy rate was 1.9%, with an average asking rental rate of $18.80 per square foot.

Competitive Set(1)

	Shoppes at Wilton (Subject)	Shopper’s World	Village Plaza	Bay Towne Plaza	Eastview Commons	The Center at Lenox	Sanford Farm Shopping Center
Location	Saratoga Springs, NY	Clifton Park, NY	Granville, NY	Webster, NY	Victor, NY	Lenox, MA	Amsterdam, NY
Distance from Subject	--	18.9 miles	38.2 miles	225 miles	210 miles	77.7 miles	30.8 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built/Renovated	2002/NAP	1989/NAP	1960/NAP	1990/NAP	1999/NAP	1974/2004	1995
Total GLA	134,710 SF	233,969 SF	45,872 SF	284,717 SF	195,878 SF	194,500 SF	102,425 SF
Total Occupancy	100%	60%	100%	72%	98%	59%	97%

(1)     Information obtained from the appraisal dated August 13, 2015.

The Borrower. The borrower is The Shoppes at Wilton, L.L.C., a single purpose entity with two independent directors. E. Stanley Kroenke is the guarantor of certain nonrecourse carveouts under the Shoppes at Wilton Mortgage Loan.

The Sponsor. The sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office building, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 235 properties totaling approximately 37.6 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the NBA, the Colorado Avalanche of the NHL, the St. Louis Rams of the NFL, and is the largest shareholder in Arsenal of the English Premier League. According to a letter from Mr. Kroenke’s accounting firm dated March 19, 2015, he has a current net worth and liquidity in excess of $100 million and $20 million, respectively.

Escrows. No ongoing monthly escrows are required for real estate taxes or insurance so long as no Cash Management Trigger Event or Cash Sweep Event (as defined below) has occurred and is continuing under the Shoppes at Wilton Mortgage Loan documents. The loan documents provided for springing monthly reserves in the amount of $1,684 for replacement reserves and $9,611 for tenant improvement and leasing commissions (subject to a cap of $505,163).

In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (ii) in addition to the monthly tenant improvement and leasing commissions reserve, an amount equal to all extraordinary lease payments amounts.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event, the borrower is required to establish a lender-controlled lockbox account and cause all rents to be directly deposited into such lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SHOPPES AT WILTON

account within five business days of receipt. Other than during a Cash Sweep Event, all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” and “Cash Sweep Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for borrower and guarantor and within 120 days for property managers, among other conditions; and with respect to clause (iii), once the debt service coverage ratio is greater than 1.15x for two consecutive quarters, among other conditions.

A “Cash Management DSCR Trigger Event” occurs upon any date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x; provided that a Cash Sweep DSCR Trigger Event will not be deemed to have occurred if within five days of written notification to the borrower of the lender’s determination of the debt service coverage ratio, the borrower delivers to the lender one or more Master Leases (as defined below) that results in a minimum debt service coverage ratio of 1.25x for the Shoppes at Wilton Property.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of ten or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without prior consent of the lender, can be terminated only if no event of default exists and upon satisfaction of: (a) as of the date of the Master Lease termination date, the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) at the time of termination, the borrower deposits with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Shoppes at Wilton Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Shoppes at Wilton Property one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Shoppes at Wilton Property, as well as business income insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

No. 8 – San Diego Park N’ Fly

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Other
Original Principal Balance:	$21,750,000			Specific Property Type:	Parking Garage
Cut-off Date Principal Balance:	$21,750,000			Location:	San Diego, CA
% of Initial Pool Balance:	2.3%			Size:	860 Spaces
Loan Purpose:	Acquistion			Cut-off Date Principal Balance Per Unit:	$25,291
Borrower Names:	LR San Diego Wallypark, LLC and LR San Diego Parking Operator, LLC			Year Built/Renovated:	2005/NAP
Sponsor:	L&R Investment Company			Title Vesting:	Fee
Mortgage Rate:	5.000%			Property Manager:	Self-managed
Note Date:	August 28, 2015			3rd Most Recent Occupancy:	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy:	NAP
Maturity Date:	September 6, 2025			Most Recent Occupancy:	NAP
IO Period:	48 months			Current Occupancy (As of)(3):	100.0% (9/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 month			Underwriting and Financial Information(4):
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAV
Call Protection:	L(24),(92),O(4)			Most Recent NOI(4):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$4,729,355
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$2,394,691
				U/W NOI:	$2,334,664
				U/W NCF:	$2,334,664
				U/W NOI DSCR:	1.67x
Escrows and Reserves(2):				U/W NCF DSCR:	1.67x
				U/W NOI Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.7%
Taxes	$0	$23,975	NAP	As-Stabilized Appraised Value(5):	$29,500,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(5):	December 23, 2015
Replacement Reserves	$1,250,000	$0	NAP	Cut-off Date LTV Ratio(6):	73.7%
Lease Termination	$750,000	$0	NAP	LTV Ratio at Maturity or ARD(6):	66.7%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.
(3)	The sponsor executed a 15-year master lease at closing.

(4)	See “Cash Flow Analysis” section.
(5)	The appraiser concluded an “As-Is” appraised value of $27,000,000 as of June 23, 2015. An “As-Complete” value of $29,500,000 was concluded as of December 23, 2015 which includes a capital investment of $1,250,000 million for capital improvements and $750,000 for the Park N’ Fly lease termination fee.
(6)	Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “As-Complete” appraised value.

The Mortgage Loan. The mortgage loan (the “San Diego Park N’ Fly Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a five-level parking structure containing 785 garage spaces and 75 surface spaces located in San Diego, California (the “San Diego Park N’ Fly Property”). The San Diego Park N’ Fly Mortgage Loan was originated on August 28, 2015 by Rialto Mortgage Finance, LLC. The San Diego Park N’ Fly Mortgage Loan had an original principal balance of $21,750,000, has an outstanding principal balance as of the Cut-off Date of $21,750,000 and accrues interest at an interest rate of 5.000% per annum. The San Diego Park N’ Fly Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The San Diego Park N’ Fly Mortgage Loan matures on September 6, 2025.

Following the lockout period, the borrowers have the right to defease the San Diego Park N’ Fly Mortgage Loan in whole, but not in part, on any date before June 6, 2025. In addition, the San Diego Park N’ Fly Loan is prepayable without penalty on or after June 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

SAN DIEGO PARK N’ FLY

Sources and Uses

Sources			Uses
Original loan amount	$21,750,000	74.2%	Purchase Price	$27,000,000	92.1%
Sponsor’s new cash contribution	7,562,324	25.8	Reserves	2,000,000	6.8
			Closing Costs	312,324	1.1
Total Sources	$29,312,324	100.0%	Total Uses	$29,312,324	100.0%

The Property. The San Diego Park N’ Fly Property is comprised of a 282,158 square foot five-level parking structure that was constructed in 2005 and contains 785 garage spaces and 75 surface spaces on a surface lot located directly across the street from the main parking structure. Both parcels collectively encompass 1.80 acres on either side of Sassafras Street and are located adjacent to the San Diego International Airport.

Prior to the borrowers’ acquisition of the San Diego Park N’ Fly Property, the property was operated under a lease with Park N’ Fly. In connection with the acquisition of the property and the closing of the loan, the borrowers terminated the Park N’ Fly lease for a $750,000 termination fee. The Fee Borrower (as defined below) entered into a 15-year absolute triple-net master lease with the Leasehold Borrower (as defined below) (the “WallyPark Lease”), and immediately commenced parking operations at the property. The WallyPark Lease requires that the Leasehold Borrower make annual lease payments of $2.33 million per annum to the Fee Borrower and such lease payments have been guaranteed by L&R Investment Company, the non-recourse carveout guarantor. L&R Investment Company is in the process of rebranding the San Diego Park N’ Fly Property into a WallyPark Airport parking facility and the borrowers have reserved $1.25 million to be used to complete capital improvements consisting of installing revenue control equipment ($300,000), new signage ($250,000), acquisition of six new shuttle buses ($228,000) plus WallyPark wraps for each shuttle ($42,000), interior and exterior painting ($225,000), re-striping and re-paving ($150,000), renovation of two bathrooms ($30,000) and renovation of two elevator cabs ($25,000). The daily parking rates at the San Diego Park N’ Fly Property will range from $15 - $21 per day based on use of valet service ($21 per day) and self-park covered ($18 per day) or self-park uncovered ($15 per day). The San Diego Park N’ Fly Property operates 365 days a year, 24 hours a day, offers valet assisted parking, car wash services, luggage assistance, complimentary online reservations, and a membership program for frequent users.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the San Diego Park N’ Fly Property:

Cash Flow Analysis(1)

	Operating Budget	Appraisal	U/W	$ of U/W Effective Gross Income	U/W $ per Space(1)
Base Rent	$4,692,258	$5,500,550	$5,500,550	116.3%	$6,396
Grossed Up Vacant Space	0	0	0	0.0	0
Other Income (2)	65,888	80,000	65,888	1.4	78
Less Vacancy & Credit Loss	0	(837,083)	(837,083)(3)	(17.7)	(973)

Effective Gross Income	$4,758,746	$4,743,467	$4,729,355	100.0%	$5,499

Total Operating Expenses	$2,359,597	$2,411,740	$2,394,691	50.6	$2,785

Net Operating Income	$2,399,149	$2,331,727	$2,334,664	49.4%	$2,715
Capital Expenditures	0	0	0	0.0	0
Net Cash Flow	$2,399,149	$2,331,727	$2,334,664	49.4%	$2,714

NOI DSCR	1.71x	1.66x	1.67x
NCF DSCR	1.71x	1.66x	1.67x
NOI DY	11.0%	10.7%	10.7%
NCF DY	11.0%	10.7%	10.7%

(1)	Historical cashflows were not available as part of the sponsor’s acquisition of the San Diego Park N’ Fly Property. The sponsor’s operating budget, the appraiser’s cashflow and the underwritten cashflow are all based on the sponsor’s recent experience operating two airport parking facilities at the San Diego International Airport for the last ten years.
(2)	Other Income includes car wash revenue and miscellaneous income.
(3)	The underwritten economic vacancy is 17.7%.

Appraisal. As of the appraisal valuation date of June 23, 2015, the San Diego Park N’ Fly Property had an “as-is” appraised value of $27,000,000. The San Diego Park N’ Fly Property concluded an “as-complete” appraised value as of December 23, 2015 which is based on the completion of the $1,250,000 in capital improvements and also takes into account the $750,000 Park N’ Fly lease termination fee.

Environmental Matters. According to a Phase I environmental assessment dated August 10, 2015, there was no evidence of any recognized environmental conditions at the San Diego Park N’ Fly Property.

Market Overview and Competition. The San Diego Park N’ Fly Property is located in San Diego, California, within the San Diego-Carlsbad-San Marco metropolitan statistical area. The major economic demand generators in San Diego include defense, manufacturing, and biotechnology sectors. Home to 16 naval and military locations, San Diego has the largest military complex in the country and is a leader in homeland security efforts. The defense sector represents five out of the top 10 largest employers within the region and collectively employs approximately 120,000 active service members. According to the Bureau of Labor Statistics, the unemployment rate for the San Diego metropolitan statistical area was 5.1% as of March 2015. In comparison, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

SAN DIEGO PARK N’ FLY

state’s unemployment rate was 6.5% and the national unemployment rate was 5.5% during the same period. The San Diego Park N’ Fly Property is located two miles north of the San Diego central business district on the southwest and the northwest corners of Kettner Boulevard and Sassafras Street. Primary access to the area is provided by Interstate 5 and Interstate 8. The San Diego Park N’ Fly Property is centrally located between on-/off-ramp access to Interstate 5, accessible approximately one-half mile north and south. Interstate 5 generally spans in a northwest/southeast direction, providing direct access to the San Diego central business district to the south and intersecting with Interstate 8 approximately three miles north. Interstate 8 generally spans in an east/west direction, providing access to San Diego’s northeastern suburbs. The San Diego Park N’ Fly Property is located immediately adjacent to the San Diego International Airport.

The following table presents certain information relating to some comparable parking properties for the San Diego Park N’ Fly Property:

	San Diego Park N’ Fly Property	Aladdin Parking	Laurel Street Parking	Park & Go	San Diego Park Shuttle & Fly	San Diego International Airport	Aladdin Expansion Lot
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance to Terminal	2.0 miles	1.5 miles	1.5 miles	1.7 miles	2.0 miles	-	1.7 miles
Property Type	Parking	Parking	Parking	Parking	Parking	Parking	Parking
Number of Units	860	2,000	600	400	300	7,200	500
Daily Rate (per vehicle)
Valet	$21	$22	$16	NAP	$13	$38	NAV
Daily (Covered)	$18	$17	$10	NAP	NAP	NAV	$17
Daily (Un-Covered)	$15	$15	$10	$12	$13	$13-$30	$15
Total Leased	NAV	80.0%	95.0%	80.0%	75.0%	NAV	NAV

(1)	Information obtained from the appraisal.

The Borrower. The borrowers, LR San Diego Wallypark, LLC (the “Fee Borrower”) and LR San Diego Parking Operator, LLC (the “Leasehold Borrower”), are single purpose entities with one independent director. L&R Investment Company is the guarantor of certain nonrecourse carveouts under The San Diego Park N’ Fly Mortgage Loan and is the guarantor of the WallyPark Lease.

The Sponsor. The sponsor, L&R Investment Company, an affiliate of L&R Group of Companies (the “Companies”), is a privately held organization comprised of three divisions including Joe’s Auto Parks, Joe’s Airport Parking and Wallypark. The L&R Group of Companies has approximately 1,150 employees and owns, manages, operates and develops parking properties throughout the United States. The Companies provide on-site management services at multi-level and surface facilities for several major markets of the parking industry. The Companies own and/or manage parking operations at over 100 locations in the United States including 12 off-airport parking properties located adjacent to major U.S. airports. The Wallypark division is one of the principal providers of parking and transportation services to the traveling public and L&R Auto Parks, Inc. (DBA Joe’s Parking) provides parking services principally in California (Los Angeles and San Diego), but also operates a large owned parking garage in Orlando, Florida. L&R is controlled by Stuart Rubin, the Managing Partner and Chief Executive Officer of L&R Group.

Escrows. The loan documents provide for upfront reserve in the amount of $1,250,000 for replacement reserves and $750,000 for the fee due to terminate the Park N’ Fly lease, which was released at closing. The $1,250,000 upfront replacement reserve is for completion of capital improvements consisting of installing revenue control equipment ($300,000), new signage ($250,000), acquisition of six new shuttle buses ($228,000) plus WallyPark wraps for each shuttle ($42,000), interior and exterior painting ($225,000), re-striping and re-paving ($150,000), renovation of two bathrooms ($30,000) and renovation of two elevator cabs ($25,000). The loan documents also provide for ongoing monthly reserves in the amount of $23,975 for real estate taxes. Ongoing collections for insurance are waived as long as the San Diego Park N’ Fly Property is covered under an acceptable blanket policy.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the San Diego Park N’ Fly Mortgage Loan requires the borrowers to establish a lender-controlled lockbox account. The loan documents also require that from and after a Cash Management Trigger Event, all revenues received by the borrowers or the property manager from the WallyPark Lease or parking revenue received at the San Diego Park N’ Fly Property are required to be deposited into the lockbox account within five business days of receipt. Other than during a Cash Sweep Event Period (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence (i) upon the occurrence of an event of default which continues for five days; (ii) upon the occurrence of any bankruptcy action of either of the borrowers, the guarantor or the property manager; (iii) the Leasehold’s Borrower’s failure to make any payments of rent when due and payable under the WallyPark Lease; or (iv) if an approved mezzanine loan is outstanding. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for borrowers or guarantor and 120 days for the property manager, among other conditions and with respect to clause (iii) if the Leasehold Borrower pays to the Fee Borrower all outstanding rental payments under the WallyPark Lease and timely payments are made for three consecutive months. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default which continues for five days; (ii) any bankruptcy action of the borrowers, the guarantor, or the property manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 60 days for the borrowers or the guarantor and 120 days for the manager, among other conditions. The bankruptcy of the property manager may also be cured by the borrowers replacing the property manager with a qualified manager acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

SAN DIEGO PARK N’ FLY

Property Management. The San Diego Park N’ Fly Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the San Diego Park N’ Fly Property upon the earlier of one year after the origination date or 60 days after securitization, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s and Morningstar; (ii) the combined loan-to value ratio is not greater than 73.7%; (iii) the combined debt service coverage ratio is not less than 1.65x; (iv) the combined debt yield of no less than 10.7%; and (v) receipt of rating agency confirmations from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the San Diego Park N’ Fly Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

No. 9 – Hickory Hills East

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$20,200,000			Specific Property Type:	Townhouse
Cut-off Date Principal Balance:	$20,200,000			Location:	Great Mills, MD
% of Initial Pool Balance:	2.1%			Size:	231 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$87,446
Borrower Name:	Hickory Hills East, L.L.C.			Year Built/Renovated:	1993/2011
Sponsor:	Barrett Penan			Title Vesting:	Fee
Mortgage Rate:	4.580%			Property Manager:	Self-managed
Note Date:	July 31, 2015			3rd Most Recent Occupancy (As of)(3):	87.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (3):	88.3% (12/31/2013)
Maturity Date:	August 6, 2025			Most Recent Occupancy (As of) (3):	88.5% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of) (3):	97.8% (7/24/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,544,762 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,578,989 (12/31/2014)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$1,638,380 (TTM 6/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine			U/W Revenues:	$2,912,291
				U/W Expenses:	$1,227,972
				U/W NOI:	$1,684,319
				U/W NCF:	$1,626,569
Escrows and Reserves(2):				U/W NOI DSCR:	1.36x
				U/W NCF DSCR:	1.31x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.3%
Taxes	$0	$17,851	NAP	U/W NCF Debt Yield:	8.1%
Insurance	$10,570	$5,033	NAP	As-Is Appraised Value:	$28,500,000
Replacement Reserves	$0	$4,813	NAP	As-Is Appraisal Valuation Date:	July 8, 2015
Renovation	$500,000	$0	NAP	Cut-off Date LTV Ratio:	70.9%
Deferred Maintenance	$3,500	$0	NAP	LTV Ratio at Maturity or ARD:	64.9%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Hickory Hills East Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a townhouse-style multifamily property located in Great Mills, Maryland (the “Hickory Hills East Property”). The Hickory Hills East Mortgage Loan was originated on July 31, 2015 by Rialto Mortgage Finance, LLC. The Hickory Hills East Mortgage Loan had an original principal balance of $20,200,000, has an outstanding principal balance as of the Cut-off Date of $20,200,000 and accrues interest at an interest rate of 4.5800% per annum. The Hickory Hills East Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hickory Hills East Mortgage Loan matures on August 6, 2025.

Following the lockout period, the borrower has the right to defease the Hickory Hills East Mortgage Loan in whole, but not in part, on any date before April 6, 2025. In addition, the Hickory Hills East Mortgage Loan is prepayable without penalty on or after April 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

HICKORY HILLS EAST

Sources and Uses

Sources			Uses
Original loan amount	$20,200,000	100.0%	Loan Payoff	$17,569,327	87.0%
			Reserves	514,070	2.5
			Closing Costs	654,080	3.2
			Return of Equity	1,462,522	7.2
Total Sources	$20,200,000	100.0%	Total Uses	$20,200,000	100.0%

The Property. The Hickory Hills East Property is a townhouse-style multifamily property situated on approximately 27.4 acres and is comprised of 19 buildings containing 231 units located in Great Mills, Maryland. The improvements were constructed in two phases between 1993 and 1999. Common area amenities include a swimming pool, clubhouse, fitness center, walking trail, dog park, playground, and laundry facilities. Unit features and amenities include a combination of central and wall unit heating and air systems, carpet and vinyl flooring, hot water heater, electric range/oven, microwave, refrigerator, dishwasher, garbage disposal and washer/dryer connections (excluding studio apartments). There are 32 units that contain a lower level walk-out basement. According to the sponsor, approximately $707,000 ($3,061 per unit) has been invested in the Hickory Hills East Property since 2007, which included renovations to all of the apartment units developed in Phase I (168 units) where units received new kitchen cabinets, granite countertops, appliances, bathroom vanities, hardware, flooring and windows. Other capital improvements included roof, gutter and downspout replacements, and parking lot sealcoating and striping. The borrower plans to invest an additional $500,000 on improvements at the Hickory Hills East Property including 35 unit renovations, the addition of 16 carports, and other common area upgrades which include improvements to the model unit, clubhouse, fitness center, pool, landscaping, signage, branding and website work to be completed within six months of the closing date. The Hickory Hills East Apartment Property contains 460 surface parking spaces and 14 carports for a total of 474 parking spaces, reflecting an overall parking ratio of 2.1 spaces per unit. As of July 24, 2015, the Hickory Hills East Property was 97.8% occupied.

The following table presents certain information relating to the unit mix of the Hickory Hills East Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	48	20.8%	384	$840
1 Bedroom / 1 Bath	48	20.8	740	964
2 Bedroom / 1 Bath	6	2.6	768	1,061
2 Bedroom / 1.5 Bath	16	6.9	896	1,090
2 Bedroom / 1.5 Bath	26	11.3	924	1,123
2 Bedroom / 2 Bath	31	13.4	1,056	1,124
2 Bedroom / 2 Bath	16	6.9	1,124	1,111
2 Bedroom / 2 Bath	24	10.4	1,344	1,195
2 Bedroom / 2 Bath	8	3.5	1,344	1,245
3 Bedroom / 1.5 Bath	8	3.5	1,084	1,155
Total/Weighted Average	231	100.0%	863	$1,039

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hickory Hills East Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	7/24/2015(3)
87.5%	88.3%	88.5%	97.8%

(1)	According to the sponsor, historical occupancy was below current occupancy as two new apartment projects came online in 2012 and offered concession packages. The Hickory Hills East Property is now operating in-line with its competitive set.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

HICKORY HILLS EAST

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hickory Hills East Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Room
Base Rent	$2,527,575	$2,574,704	$2,607,305	$2,826,348	97.0%	$12,235
Grossed Up Vacant Space	0	0	0	69,600	2.4	301
Concessions	0	0	0	0	0.0	0
Other Income(1)	445,162	420,176	411,579	408,249	14.0	1,767
Less Vacancy & Credit Loss	(103,187)	(189,538)	(198,660)	(391,906)(2)	(13.5)	(1,697)

Effective Gross Income	$2,869,549	$2,805,342	$2,820,224	$2,912,291	100.0%	$12,607

Total Operating Expenses	$1,324,787	$1,226,354	$1,181,844	$1,227,972	42.2%	$5,316

Net Operating Income	$1,544,762	$1,578,989	$1,638,380	$1,684,319	57.8%	$7,291
Capital Expenditures	0	0	0	57,750	2.0	250
Net Cash Flow	$1,544,762	$1,578,989	$1,638,380	$1,626,569	55.9%	$7,041

NOI DSCR	1.25x	1.27x	1.32x	1.36x
NCF DSCR	1.25x	1.27x	1.32x	1.31x
NOI DY	7.6%	7.8%	8.1%	8.3%
NCF DY	7.6%	7.8%	8.1%	8.1%

(1)	Other Income includes storage unit rent, washer & dryer rent, tech package, trash valet and miscellaneous fees.

(2)	The underwritten economic vacancy is 13.5%. The Hickory Hills East Property was 97.8% occupied as of July 24, 2015.

Appraisal. As of the appraisal valuation date of July 8, 2015, the Hickory Hills East Property had an “as-is” appraised value of $28,500,000.

Environmental Matters. According to a Phase I environmental assessment dated July 16, 2015, there was no evidence of any recognized environmental conditions at the Hickory Hills East Property.

Market Overview and Competition. The Hickory Hills East Property is located in Great Mills, Maryland, which lies north of Lexington Park in central St. Mary’s County. St. Mary’s County is located in Southern Maryland on a peninsula and is bordered by the Patuxent River, Potomac River, and Chesapeake Bay. St. Mary’s County, Maryland, comprises the California-Lexington Park, Maryland metropolitan statistical area and is also included in the Washington-Baltimore-Arlington, DC-MD-VA-WV-PA combined statistical area. While outside of the Washington, D.C. metropolitan statistical area, Washington, D.C. is the closest major city to the local. The Washington, D.C. metropolitan statistical area is the seventh most populous metropolitan area in the nation. It is located equal distance from Norfolk, Virginia and New York City. The District of Columbia, which is the nation’s capital, sits on the northeast bank of the Potomac River and contains approximately 61.0 square miles of land. Three Notch Road (Route 235), which is just north of the Hickory Hills East Property, is the primary thoroughfare through St. Mary’s County, and it’s the primary retail node. The neighborhood has access via a combination of state routes and local roads. The local area contains a mix of commercial and residential development. Commercial development is concentrated along Three Notch Road and Great Mills Road and includes neighborhood shopping centers, fast food and sit down restaurants, gas stations, and other freestanding retailers. Residential development comprises a mix of single-family detached homes and multi-family dwellings. The 2014 estimated population within a one-, three-, and five-mile radius of the Hickory Hills East Property is 6,978, 27,437 and 49,477 respectively, and the 2014 estimated average household income within the same radius is $97,451, $92,840 and $98,040, respectively.

According to a third party market research report, the Hickory Hills East Property is located in the suburban Maryland multifamily market and the St. Mary’s County multifamily submarket. As of the first quarter of 2015, the suburban Maryland multifamily market contained 156,761 units with a vacancy rate of 3.7%, and an average monthly market rent of $1,427 per unit. The St. Mary’s County multifamily submarket contained 4,458 units with an average vacancy rate of 2.3%, and an average rental rate of $1,004 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

HICKORY HILLS EAST

The following table presents certain information relating to some comparable multifamily properties for the Hickory Hills East Property:

Competitive Set(1)

	Hickory Hills East Property	Greens at Hilton Run	Villas at Greenview	St. Mary’s Landing	Spyglass at Cedar Cove	Wildewood	Park Villas
Location	Great Mills	Lexington Park	Great Mills	Lexington Park	Lexington Park	California	Lexington
Distance to Subject	-	3.3 miles	0.3 miles	2.3 miles	5.4 miles	2.1 miles	2.6 miles
Property Type	Townhouse	Garden	Townhouse	Townhouse	Garden	Garden	Garden
Number of Units	231	328	160	358	152	365	144
Average Rent (per unit)
Studio	$840	NAP	NAP	$795-$860	$1,049-$1,099	NAP	NAP
1BR	$964	$1,081-$1,116	NAP	$980-$1,030	$1,099-$1,159	$1,020-$1,145	$1,020-$1,040
2BR	$1,061-$1,245	$1,083-$1,204	$1,275-$1,445	$1,045-$1,135	$1,179-$1,380	$1,110-$1,255	$1,220,-$1,240
3BR	$1,155	$1,301-$1,346	$1,390-$1,535	$1,140-$1,240	NAP	$1,280-$1,365	NAP
Total Occupancy	98%	92%	94%	99%	95%	96%	97%
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hickory Hills East, L.L.C., a single purpose entity with one independent director. Barrett Penan is the guarantor of certain nonrecourse carveouts under the Hickory Hills East Mortgage Loan.

The Sponsor. The sponsor, Barrett Penan, has developed residential projects ranging from $2.5 million to $25.0 million in value. Mr. Penan has also developed commercial and shopping center properties, lodging properties, and condominium conversion/new construction projects. Mr. Penan is the Chairman and Co-Founder of BAF Associates, Inc., a real estate investment and development company established in 1990.

Escrows. The loan documents provide for upfront reserves in the amount of $10,570 for insurance, $3,500 for deferred maintenance and $500,000 for upgrades at the Hickory Hills East Property including renovations to 35 units, the addition of 16 carports, and other common area upgrades (model unit, clubhouse, fitness center, pool, landscaping, signage, branding and website work) that are required to be completed within six months of the note date. The loan documents also provide for ongoing monthly reserves in the amount of $17,851 for real estate taxes, $5,033 for insurance, and $4,813 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Hickory Hills East Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require that after the occurrence of a Cash Management Trigger Event, all revenues received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt. Other than during a Cash Sweep Event Period (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the property manager; or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for borrower or guarantor and 120 days for the property manager, among other conditions and with respect to clause (iii), once the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two (2) consecutive quarters. The bankruptcy of the property manager may also be cured by the borrower replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor, or the property manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 30 days for the borrower or guarantor and 120 days for the property manager, among other conditions and with respect to clause (iii), once the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two (2) consecutive quarters. The bankruptcy of the property manager may also be cured by the borrower replacing the property manager with a qualified manager acceptable to the lender.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

Property Management. The Hickory Hills East Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Hickory Hills East Property one year after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

HICKORY HILLS EAST

Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s and Morningstar; (ii) the combined loan-to value ratio is not greater than 70.9%; (iii) the combined amortizing debt service coverage ratio is not less than 1.30x; and (iv) receipt of rating agency confirmations from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hickory Hills East Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

No. 10 – The Jewelers Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$19,950,000			Specific Property Type:	Retail/Office/Parking Garage
Cut-off Date Principal Balance:	$19,950,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	2.1%			Size:	127,556 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$156.40
Borrower Name:	Marmar Properties, LP			Year Built/Renovated:	1989/NAP
Sponsor(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.690%			Property Manager:	Self-managed
Note Date:	August 31, 2015			3rd Most Recent Occupancy (As of):	87.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.4% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	89.1% (12/31/2014)
IO Period:	48 months			Current Occupancy (As of)(3):	98.7% (8/15/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,846,816 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,836,121 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,819,769 (TTM 6/30/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$2,758,993
				U/W Expenses:	$892,771
				U/W NOI:	$1,866,222
				U/W NCF:	$1,802,851
Escrows and Reserves(2):				U/W NOI DSCR:	1.50x
				U/W NCF DSCR:	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$109,776	$18,296	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$20,352	$1,696	NAP	As-Is Appraised Value:	$28,500,000
Immediate Repairs	$68,750	$0	NAP	As-Is Appraisal Valuation Date:	June 16, 2015
Replacement Reserves	$0	$512	$18,432	Cut-off Date LTV Ratio:	70.0%
TI/LC Reserve	$60,000	Springing	$60,000	LTV Ratio at Maturity or ARD:	62.9%

(1)      See “The Sponsors” section.

(2)      See “Escrows” section.

(3)      See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Jewelers Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use center located in Los Angeles, California (“The Jewelers Mall Property”). The Jewelers Mall Mortgage Loan was originated on August 31, 2015 by Wells Fargo Bank, National Association. The Jewelers Mall Mortgage Loan had an original principal balance of $19,950,000, has an outstanding principal balance as of the Cut-off Date of $19,950,000 and accrues interest at an interest rate of 4.690% per annum. The Jewelers Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Jewelers Mall Mortgage Loan matures on September 11, 2025.

Following the lockout period, the borrower has the right to defease The Jewelers Mall Mortgage Loan in whole, but not in part, on any date before June 11, 2025. In addition, The Jewelers Mall Mortgage Loan is prepayable without penalty on or after June 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

THE JEWELERS MALL

Sources and Uses

Sources			Uses
Original loan amount	$19,950,000	92.5%	Loan payoff(1)	$21,057,274	97.7%
Sponsor’s new cash contribution	1,606,117	7.5	Reserves	258,878	1.2
			Closing costs	239,965	1.1
Total Sources	$21,556,117	100.0%	Total Uses	$21,556,117	100.0%

(1)	The Jewelers Mall Property was previously securitized in the MSC 2006-T23 transaction.

The Property. The Jewelers Mall Property is a 127,556 square foot, seven-story mixed use building located in Los Angeles, California. The building is comprised of 10,384 square feet of ground floor retail space, 19,194 square feet of office space located on the basement level and second floor, and a five-story parking garage (located on floors three through seven) containing 261 parking spaces and totaling 97,978 square feet. Built in 1989, The Jewelers Mall Property is situated on a 0.4 acre site and is located within the heart of the “Jewelry District” area of downtown Los Angeles. The Jewelry District encompasses a four block by three block area bounded by 5th Street to the northeast, 8th Street to the southwest, Olive Street to the northwest and Broadway to the southeast. As previously mentioned, The Jewelers Mall Property contains 261 parking spaces, resulting in a parking ratio of 8.8 spaces per 1,000 square feet of rentable area. Excluding the parking component, The Jewelers Mall Property has maintained an average occupancy of 89.3% since 2010. As of August 15, 2015, The Jewelers Mall Property was 98.7% occupied by 110 tenants (94.3% occupied excluding the parking component).

The parking garage comprises 25.7% of the underwritten effective gross income and 76.8% of the net rentable area at The Jewelers Mall Property. The parking lease with the Parking Network extends through June 2016, and the sponsor is currently in negotiations to renew the agreement. Aside from the parking garage, no tenant at The Jewelers Mall Property accounts for more than 4.2% of the underwritten base rent or 1.3% of the net rentable area.

The following table presents certain information relating to the lease rollover schedule at The Jewelers Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	8	1,800	1.4%	1,800	1.4%	$49,155	$27.31
2015	11	2,119	1.7%	3,919	3.1%	$114,450	$54.02
2016(4)	32	105,685	82.9%	109,604	85.9%	$682,549	$88.56
2017	17	3,907	3.1%	113,510	89.0%	$314,320	$80.46
2018	23	5,705	4.5%	119,215	93.5%	$420,051	$73.64
2019	7	2,927	2.3%	122,142	95.8%	$252,904	$86.40
2020	11	3,090	2.4%	125,232	98.2%	$215,559	$69.76
2021	0	0	0.0%	125,232	98.2%	$0	$0.00
2022	0	0	0.0%	125,232	98.2%	$0	$0.00
2023	0	0	0.0%	125,232	98.2%	$0	$0.00
2024	0	0	0.0%	125,232	98.2%	$0	$0.00
2025	0	0	0.0%	125,232	98.2%	$0	$0.00
Thereafter	2	629	0.5%	125,861	98.7%	$0	$0.00
Vacant	0	1,695	1.3%	127,556	100.0%	$0	$0.00
Total/Weighted Average	111	127,556	100.0%			$2,048,988	$16.28

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	2016 includes the Parking Network lease, which accounts for 97,978 square feet and expires in June 2016.Revenue associated with the parking lease was not included in underwritten base rent (see “Cash Flow Analysis” below). The Annual U/W Base Rent PSF for 2016 excludes the square footage attributed to the parking lease.

The following table presents historical occupancy percentages at The Jewelers Mall Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	8/15/2015(3)(4)
87.9%	87.4%	89.1%	98.7%

(1)	Historical Occupancy is calculated using the retail and office space, totaling 29,578 square feet, and excludes the 97,978 square feet of parking.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	Excluding the 97,978 square feet of parking, the occupancy as of August 15, 2015 was 94.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

THE JEWELERS MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Jewelers Mall Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$1,898,528	$1,926,872	$1,929,720	$2,173,359(1)	78.8%	$17.04
Grossed Up Vacant Space	0	0	0	11,307	0.4	0.09
Parking Income	709,400	710,315	710,005	710,005	25.7	5.57
Less Vacancy & Credit Loss	0	0	0	(135,678)(2)	(4.9)	(1.06)
Effective Gross Income	$2,607,928	$2,637,187	$2,639,725	$2,758,993	100.0%	$21.63

Total Operating Expenses	$761,112	$801,066	$819,956	$892,771	32.4%	$7.00

Net Operating Income	$1,846,816	$1,836,121	$1,819,769	$1,866,222	67.6%	$14.63
TI/LC	0	0	0	57,455	2.1	0.45
Capital Expenditures	0	0	0	5,916	0.2	0.05
Net Cash Flow	$1,846,816	$1,836,121	$1,819,769	$1,802,851	65.3%	$14.13

NOI DSCR	1.49x	1.48x	1.47x	1.50x
NCF DSCR	1.49x	1.48x	1.47x	1.45x
NOI DY	9.3%	9.2%	9.1%	9.4%
NCF DY	9.3%	9.2%	9.1%	9.0%

(1)	U/W Base Rent includes contractual rent steps through August 2016, totaling $3,127.

(2)	The underwritten economic vacancy is 6.2%. As of August 15, 2015, the physical occupancy at The Jewelers Mall Property, inclusive and exclusive of the parking garage, was 98.7% and 94.3%, respectively.

Appraisal. As of the appraisal valuation date of June 16, 2015, The Jewelers Mall Property had an “as-is” appraised value of $28,500,000.

Environmental Matters. According to the Phase I environmental assessment dated June 26, 2015, there was no evidence of any recognized environmental conditions at The Jewelers Mall Property.

Market Overview and Competition. The Jewelers Mall Property is located at the northwest corner of the intersection of Hill Street and 6th Street, within the core of the Jewelry District of Downtown Los Angeles, and is approximately 17.5 miles northwest of the Los Angeles International Airport. According to a third party report, Los Angeles has the world’s 21st largest economy and is the largest county in the United States in terms of population, totaling over 10.0 million residents. The Jewelry District is located in The Historic Core area, which served as the original financial district of Los Angeles and the city’s dominant retail corridor. The passage of the Adaptive Reuse Ordinance in 1999 sufficiently changed building codes and allowed these historic buildings to be converted into residential use. This revitalization is eliminating vacant office space inventory and, with the significant growth in the residential housing market, retailers are expected to benefit from increased demand over the near term.

According to the appraisal, the Los Angeles Jewelry District is the second largest jewelry district in the United States (trailing only New York City), and with more than 5,000 retailers, has estimated annual sales of nearly $3.0 billion. Jewelry related businesses continue to be attracted to the core of the district, which has brought a number of restaurants and cafés to serve the industry and visitors. The concentration of jewelry industry uses in the district also provides for numerous related services, including testing laboratories, courier and delivery companies providing specialized service to the industry, jewelry appraisers, and travel agencies specializing in flights to other international jewelry centers.

The Jewelry District and surrounding area is densely developed and The Jewelers Mall Property is one of the few buildings in the area that has onsite parking. Further, the pace of residential development has eliminated many of the surface parking lots nearby and added to the demand for parking. According to the appraisal, The Jewelers Mall Property’s parking garage benefits from its location along Hill Street, the lack of parking inventory in the market and the increase in residential units in the market.

According to a third party market research report, the 2015 estimated population within a one-, three- and five-mile radius of The Jewelers Mall Property was 55,714, 502,268 and 1,224,399, respectively, and the estimated median household income within the same radii was $51,009, $43,668 and $49,857, respectively. Additionally, as of June 16, 2015 the Jewelry District submarket reported a total inventory of approximately 1.1 million square feet with a 7.4% vacancy rate. Average asking rental rates varied widely due to age, quality and visibility of spaces. The appraiser concluded to the following market rents for select spaces at The Jewelers Mall Property, all on a gross basis: $240.00 per square foot for row one of the retail stalls; $180.00 per square foot for row two of the retail stalls; $90.00 per square foot for rows three and four of the retail stalls; $42.00 per square foot for second floor office space; and $30.00 per square foot for basement office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

THE JEWELERS MALL

The following table presents certain information relating to some comparable retail properties for The Jewelers Mall Property:

Competitive Set(1)

	The Jewelers Mall (Subject)	Los Angeles International Jewelry Center	Western Jewelry Mart	California Jewelry Mart	Los Angeles Jewelry Center	St. Vincent Jewelry Center
Location	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA
Distance from Subject	--	0.1 miles	0.1 miles	0.1 miles	0.1 miles	0.1 miles
Property Type	Mixed Use	Mixed Use	Mixed Use	Mixed Use	Mixed Use	Mixed Use
Year Built/Renovated	1989/NAP	1981/NAP	1913/NAP	1910/NAP	1930/NAP	1903/NAP
Total GLA	127,556 SF	369,853 SF	109,882 SF	150,319 SF	90,000 SF	235,000 SF
Total Occupancy	98.7%	95%	92%	96%	100%	85%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrower is Marmar Properties, LP; a California limited partnership and single purpose entity. Iraj Arasheben, Mozaffar Afshar, and Michael Shabtai serve as the guarantors of certain nonrecourse carveouts under The Jewelers Mall Mortgage Loan.

The Sponsors. The sponsors are Iraj Arasheben, Mozaffar Afshar, and Michael Shabtai. The sponsors have been investing in and managing income producing commercial real estate properties since 1988. Mr. Arasheben and Mr. Afshar have also operated in the jewelry business for the past 24 years and 39 years, respectively, and their jewelry businesses are based in The Jewelers Mall Property.

Escrows. The loan documents provide for upfront reserves of $109,776 for real estate taxes, $20,352 for insurance, $68,750 for immediate repairs and $60,000 for outstanding tenant improvements and leasing commissions (“TI/LCs”). Ongoing monthly reserves are required in an amount equal to $18,296 for real estate taxes and $512 for replacement reserves. Ongoing monthly reserves are required in an amount equal to $3,840 for TI/LCs, provided the TI/LC reserve is less than $30,000 (subject to a cap of $60,000). The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) The Jewelers Mall Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), The Jewelers Mall Mortgage Loan requires the borrower to establish a lender-controlled lockbox account. The loan documents also require the borrower and property manager to direct tenants to pay their rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar month. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is greater than or equal to 1.20x for one calendar quarter.

Property Management. The Jewelers Mall Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer The Jewelers Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-LC22 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Jewelers Mall Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. A seismic report dated June 26, 2015 determined that the probable maximum loss at The Jewelers Mall Property was 12.0%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-LC22	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970